As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-268721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCRIPPS SAFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	SIC: 7372 NAICS: 511210	88-0611514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Scripps Safe, Inc.

9051 Tamiami Trail N, Suite 201

Naples, FL 34108

(844) 472-3379

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacqueline von Zwehl

Chief Executive Officer

Scripps Safe, Inc.

9051 Tamiami Trail N, Suite 201

Naples, FL 34108

(844) 472-3379

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Kayla Scoccola, Esq. Sichenzia Ross Ference LLP. 1185 Avenue of the Americas New York, New York 10036 (212) 930-9700	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of 1,200,000 shares of common stock through the underwriter named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by a selling stockholders of up to 1,807,500 shares of common stock (the “Resale Prospectus”). The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	A Selling Stockholder section is included in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the public offering, the sales of our common stock registered in the IPO Prospectus and the Resale Prospectus may result in two offerings taking place sequentially or concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 11 of the IPO Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	May 12, 2023

1,200,000 Shares of Common Stock

This is the initial public offering of shares of common stock of Scripps Safe, Inc.

Prior to this offering, there was no public market for our common stock. We currently estimate that the initial public offering price per share will be between $4.00 and $6.00. The final public offering price will be determined by us and Spartan Capital Securities, LLC, as representative of the underwriters in connection with this offering, taking into consideration several factors at the time of pricing, including our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price used throughout this prospectus of $5.00 per share, the midpoint of the anticipated range, may not be indicative of the actual public offering price for our common stock.

We intend to apply to list our shares of common stock for trading on the Nasdaq Capital Market, or Nasdaq subject to official notice of issuance, under the symbol “SCRP”. Completion of this offering is contingent on the approval of our listing application for trading on the Nasdaq Capital Market.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, through brokers in brokerage transactions on the Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

Upon completion of this offering, our Chief Executive Officer, and founder Jacqueline von Zwehl will beneficially own approximately 69.38% of our common stock (or approximately 68.18% of our common stock if the over-allotment option is exercised) and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$5.00	$6,000,000
Underwriting discounts and commissions(1)	$0.45	$540,000
Proceeds, before expenses, to us	$4.55	$5,460,000

(1)	Assumes no exercise of the over allotment shares. The underwriters will be reimbursed for certain expenses incurred in the offering. See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and expenses.

We have granted to the underwriters an option to purchase up to 180,000 additional shares of common stock to cover overallotments, if any, exercisable at any time until 45 days after the date of this prospectus.

The underwriters expect to deliver the shares of common stock to purchasers in the offering on or about _______________, 2023.

Spartan Capital Securities, LLC

The date of this prospectus is _______________, 2023.

You should rely only on the information contained in this prospectus or in any free writing prospectuses or amendments thereto that we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or in any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give to you. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor any of the underwriters are making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted.

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GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus assumes no exercise of the over-allotment option granted to the underwriters.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including www.4saferx.com and http://www.scrippssafe.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the units offered hereunder.

Through and including ____________, 2023 all dealers effecting transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter with respect to an unsold allotment or subscription.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the agents have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

Scripps Safe currently owns various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names. There are no known issues, disputes, litigation, or opposition proceedings regarding the Company’s use of any marks referenced herein.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Scripps” “the Company,” “we,” “us” and “our” in this prospectus refer to Scripps Safe, Inc.

Company Overview

We are a pharmaceutical supply chain solutions company. We focus on the secure transport, storage, distribution and dispensing of pharmaceuticals within the lawful supply chain to healthcare providers while ensuring compliance with federal, state and industry oversight regulations. Our mission is to keep pharmaceuticals secure from the manufacturer/distributor to the patient by delivering integrated solutions across the United States and Canada.

WHO WE ARE

We are pharmaceutical security and inventory control pioneers. We bring innovation to compliance.®

WHAT WE DO

We innovate and develop integrated pharmaceutical security solutions, creating a safer healthcare environment.®

HOW WE DO IT

Protecting the chain of custody.®

Scripps Safe, Inc. plans to primarily focus on three major verticals, mobile pharmaceutical delivery including Fire-EMS; Private Ambulance operations/ home healthcare delivery; and Addiction or Medication Treatment Facilities by launching solutions with a yearly subscription recurring revenue model. These verticals represent the pharmaceutical distribution supply chain from manufacturers through distributors down to care providers. The technology solution is the Scripps System™ which was debuted at EMS (“Emergency Medical Services”) World October 2021. Scripps Safe was honored to be chosen as a 2021 EMS World Innovations Award Winner for the Scripps System™, a Drug Enforcement Agency (“DEA”) and Drug Supply Chain Security Act (“DSCSA”) compliance inventory audit and tracking solution.

The Scripps System™ is a Platform as a service (PaaS) Solution to keep pharmaceuticals secure within the lawful supply chain. This solution will deliver new releases of expanded features and functions made available on a yearly subscription revenue model. The Scripps System™ currently includes the availability of secure storage (vaults and safes) and access control system management available now on a transaction-based revenue model. New solution features are scheduled to be released in 2023 and 2024 and will include advanced inventory management, supply chain tracking, audit/tracking capability, diversion control, advanced analytics, and application programming interfaces (“API”) to common healthcare applications which will be made available on the subscription revenue model.

Scripps Safe currently has over 600 healthcare clients who have purchased DEA compliant vaults and safes.

To date, Scripps Safe has financed operations primarily through the sales of vaults and safes, founders’ contributions and an EIDL (“Economic Injury Disaster Loan”) Small Business Administration (“SBA”) Loan. Scripps Safe did record negative cash flow from operations and stockholders’ deficit which caused our independent auditor to raise doubt about our ability to continue as a growing concern.

Pharmaceutical security is REQUIRED by law. There are 1.9 million and growing state licensed and federally registered facilities and professionals that can handle regulated controlled substances. The security guidelines are mandated in the Controlled Substance Act of 1970 which is enforced by the DEA, the DSCSA under the jurisdiction of the FDA and each state has pharmaceutical jurisdiction enforced by their respective Bureau of Narcotics and/or Board of Pharmacy Department of Health and other Licensing Boards. Additionally, the recent passage of the Coronavirus Aid, Relief and Economic Security (“Cares Act of 2020”) and the Coronavirus Response and Consolidated Appropriations Act (“Cares Act of 2021”) provides funding and subsidies support for qualified healthcare treatment facilities to pay for their pharmaceutical security solutions. Scripps Safe does not have a controlled substance license nor are we required to for our business model.

The DEA enforcement of the Controlled Substance Act of 1970 is the U.S. federal statute establishing drug policy under which the manufacture, importation, possession, use, and distribution of certain substances is regulated. The FDA enforcement of the Drug Supply Chain Security Act of 2013, outlines steps to build an electronic, interoperable system to identify and trace certain prescription drugs as they are distributed in the U.S. Compliance traceability will become mandatory by November of 2023. State Pharmacy Boards, Departments of Health and/or State Bureaus of Narcotics have the option to require stricter guidelines. Many states have now implemented legal requirements for constant pharmaceutical supervision and surveillance and an “unbroken chain of custody”.

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The U.S. market for Scripps Safe is estimated to be congruent with pharmaceutical distribution. The U.S. pharmaceutical market is controlled by the top 3 biggest distributors, McKesson, AmerisourceBergen, and Cardinal Health, known as the “Big 3”. In 2021 the “Big 3” reported a total of $574B in revenue, showing a steady year-to-year average growth rate of 7% over the last 10 years.1 Additionally as previously mentioned, there are currently over 1.9M controlled substance state license and DEA registrant holders with 135,000+ new entrants in the market every year.2 Based on the total pharmaceutical distribution in the U.S. and the actual number of controlled substance license and registrant holders, Scripps Safe estimates the U.S. addressable market opportunity for the Scripps SystemTM solution to be $16.5 billion a year and growing at a steady rate of 7% year-to-year.

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This estimated market is for the U.S. ONLY. Scripps Safe does plan future expansion into international markets. This addressable market also does not account for the additional security requirements which may be mandated by the opioid litigation settlements and/or any future updates to the federal 52-year-old Controlled Substance Act and ever-changing state laws. State license holders and federal registrants must follow the stricter of the two sets of laws. We believe these future developments will dramatically increase the overall market opportunity and growth rate.

In 2023, it’s critical we hire key personnel to continue supporting the target markets and solution launches. To attract top talent, we plan to offer key executives’ equity through participation in an equity incentive plan (or similar) to be adopted by us. Other focus areas will include software development, patent protection/design filings and at least two new solutions launched in addition to re-launching our existing solutions through subscription revenue models. We opened in May of 2022 a 5,000 square foot leased location in Jeffersonville, Indiana (sales, Eastern USA distribution, hardware innovation and customer support).

In 2023, we will continue hiring to support solutions development, marketing and sales. We’ll launch several solutions at key industry events within our targeted verticals. These events will be supported by months of pre-release public-relations campaigns, marketing tactics and launch deliverables. In 2023, we also plan strong sales and marketing expansion within these targeted verticals to grow revenue, market share and strategic positioning.

1 Compilation of Publicly reported revenues from each company

2 https://www.dealookup.com

3 Publicly reported annual revenues

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Core Values

Every day we aim to change the world. To make an impactful difference. To save lives.

1.	Creating A Safer Healthcare Environment®
2.	We Bring Innovation to Compliance®
3.	Protecting the Chain of Custody®

Drug diversion leads to drug abuse and death. We seek to keep drugs safe and save lives.

We Are…

●	Mission Driven – Inspired by our core values; we lead, collaborate and serve.

●	Game Changers – We provide the highest level of quality products and solutions that affordably address pharmaceutical security and compliance requirements.

●	Innovators – We develop and patent integrated solutions to create a seamless workflow across the supply chain and across market verticals.

●	Thought Leaders – We strive to be recognized as the industry thought leaders and experts in pharmaceutical security driving impactful and positive change.

●	Collaborators – We enjoy working in an environment that fosters participative management, ethical business practices, effective communication, encourages teamwork, stimulates creativity and promotes success through mutual trust and respect.

●	Influencers – We are driven to promulgate legislation at the state and federal levels to update pharmaceutical security standardization across the country providing for a safer, more secure and compliant environment.

●	Customer Driven – Our customers’ needs are our needs. Their success is our success. Their challenges become our challenges. We are passionately committed to serving our customers and delivering solutions/services which far exceed expectations.

●	Resilient – Markets, legislation and business dynamics change very fast. We strive to adapt quickly in the face of all disruptive challenges.

●	Positive & Inspiring – We strive to attract and retain high performing leaders and teams who inspire one another, enjoy collaboration and celebrate mutual success.

●	Patriotic – We are committed to sourcing and developing quality “Made in the USA” solutions and products. We love to hire veterans and those who’ve served our communities.

●	Profit & Growth Driven – We are driven by sound business practices, operational excellence and growing revenue to exceed the costs of doing business. We understand the balance of managing profit margin, making sound investments and taking calculated risks. We are committed to our investors and creating sustainable long-term growth.

●	Radical Thinkers – We believe we can and will reduce drug diversion. WE WILL SAVE LIVES.

“Passionate, hard-working and focused determination will Impact and Change the World.”

- Jacqueline von Zwehl, Founder/CEO Scripps Safe

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Scripps Safe is proud to announce several recent highlights.

Scripps Safe was granted US Patent No. 11,257,314, issued 2/22/2022 – AUDITABLE SECURITY SYSTEM FOR SECURE ENCLOSURE.

The patent has claims directed to a security system comprising a safe, covert cameras, a video management system, alarm system, database, and computing system to process system data for preventing unlawful diversion of goods and/ or services.

Scripps Safe, Inc., was named a 2021 EMS World Innovation Awards Winner at the annual 2021 EMS World Expo in Atlanta. EMS World is the most influential and trusted voice among emergency medical services professionals. The company publishes EMS World Magazine and runs North America’s largest EMS trade show/educational conference as part of HMP Global. Scripps Safe was recognized for its Scripps SystemTM, an end-to-end PaaS pharmaceutical inventory and access management system with smart analytics, a single integrated platform solution for narcotics/pharmaceutical transport, security, surveillance, access, inventory management, and analytics. A key component is the data which is held separate and aside from electronic health records, firewalled and encrypted. This monthly subscription cloud-based service connects to the inventory management system. The system will run on Verizon, T-Mobile, and/or AT&T LTE 4G/5G+ Wi-Fi networks for uninterrupted operability for first response reliability. The Scripps SystemTM will be available Fall of 2023.

Scripps Safe, Inc., was named a Top 10 Healthcare Security Solution Providers of 2022 by Healthcare Tech Outlook. Healthcare Tech Outlook is an industry leading publication with over 112,000 qualified healthcare technology subscribers focused on the current healthcare landscape, new solutions and enhanced care solutions for providers.

Owned IP - Trademarks Granted - 13

1. Scripps Safe Logo® 2. Rescue Series®

3. TRXP Series ®
4. Guardian Series®
5. SafeDispense®
6. C1SAFE®
7. Total Rx Protection®
8. U.S. Strategic Drug Vault®
9. We Bring Innovation to Compliance®
10. Creating A Safer Healthcare Environment®
11. We’re Ending the Opioid Crisis®
12. Protecting the Chain of Custody® 13. Cross & Shield Logo Art in Scripps Safe logo®

Risk Factor Summary

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

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Risks Related to Our Business Operations, and Industry

●	We are an early development stage company with a limited operating history and have generated limited revenues to date.
●	We have a new business model, which makes it difficult for us to forecast our financial results, creates uncertainty as to how investors will evaluate our prospects, and increases the risk that we will not be successful.
●	We have a limited operating history and we expect a number of factors will cause our operating results to fluctuate on an annual basis, which may make it difficult to predict our future performance.
●	We face competition from other companies and our operating results will suffer if we fail to compete effectively.
●	Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.
●	We currently do not own a manufacturing facility, and rely on different manufacturers and suppliers for the production of our safes; while we have obtained favorable financing arrangements in the past from these manufacturer(s) and supplier(s), there is no assurance that future suppliers would provide similar favorable financing arrangements.
●	Shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations.
●	If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges.
●	We manufacture and sell products that create exposure to potential product liability, warranty liability, or personal injury claims and litigation.

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Risks Related to the Our Legal and Regulatory Requirements

●	Product defects could adversely affect the results of our operations
●	We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

Risks Related to Our Financial Position and Need for Additional Capital

●	We are an early-stage company with a history of limited revenues.
●	We expect fluctuations in our financial results making it difficult to project future results.
●	The costs of being a public company could result in us being unable to continue as a going concern.
●	We may need to raise additional funds and these funds may not be available to us on attractive terms when we need them, or at all.
●	We may be subject to risks associated with potential future acquisitions.
●	If we are unable to establish and maintain confidence in our long-term business prospects among users, securities and industry analysts, and within our industries, or are subject to negative publicity, then our financial condition, operating results, business prospects, and access to capital may suffer materially.
●	Pandemics and epidemics, including the ongoing COVID-19 pandemic, natural disasters, terrorist activities, political unrest, and other outbreaks could have a material adverse impact on our business, results of operations, financial condition and cash flows or liquidity.

Risks Related to Our Intellectual Property

●	We may become subject to litigation brought by third parties claiming infringement, misappropriation or other violation by us of their intellectual property rights.
●	Patent litigation is expensive and time-consuming and we may not prevail. In the event we did not prevail in any patent litigation, that could have a material adverse effect.
●	We have one issued utility patent and one pending design patent application, which we cannot guarantee will issue as a patent.
●

We also cannot provide any assurances that our issued patent or any other patents we may obtain will include claims with a scope sufficient to preclude others from competing with us. Others may develop systems that avoid infringing the claims of our issued patent or future patents.

●

We may also be subject to administrative proceedings challenging the validity of our issued patent or any future patents or opposing our registered trademarks or applications for registration of trademarks. Administrative proceedings challenging the validity of patents can also be expensive and time-consuming.

●	Our business may be adversely affected if we are unable to adequately establish, maintain, protect, and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of our technology and other intellectual property rights.
●	Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.
●	Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The patent prosecution process can be expensive, lengthy, and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. There are a number of procedural, documentary, fee payment and other similar provisions during the patent application process and after issuance of any patent. Maintenance fees, renewal fees, annuity fees and/or various other government fees are required to be paid periodically. While an inadvertent lapse can, in some cases, be cured by payment of a late fee, or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market with similar or identical systems, which could have a material adverse effect on our business prospects and financial condition.
●	Any trademarks we own obtain may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks. We intend to rely on both registration and common law protection for our trademarks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During the trademark registration process, we may receive Office Actions from the USPTO or from comparable agencies in foreign jurisdictions objecting to the registration of our trademark. Although we would be given an opportunity to respond to those objections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and/or to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against any trademark applications we file or registrations we may obtain, and our trademark applications or registrations may not survive such proceedings. If we are unable to obtain a registered trademark or establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.
●	We may not be able to protect our intellectual property rights throughout the world.
●	In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes, and know-how. Although we require all our employees, consultants, advisors, and any third parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, trade secrets and know-how can be difficult to protect and we have limited control over the protection of trade secrets used by our collaborators and suppliers. We cannot be certain that we have or will obtain these agreements in all circumstances and we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information.

Risks Related to This Offering and Our Securities

●	The offering price for our common stock may not be indicative of its fair market value.
●	The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.
●	No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following this offering.
●	There is no established trading market for our shares; further, our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.
●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.
●	We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
●	As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.
●	Future sales of our common stock in the public market could cause the market price of our common stock to decline.
●	Our stock price may be volatile, and the value of our common stock may decline.
●	If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

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●	We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.
●	Our executive officers and directors, have the ability and will continue to have the ability to control or significantly influence all matters submitted to stockholders for approval.
●	You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering.
●	We anticipate that we will need to raise additional capital, and our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.
●	We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
●	Anti-takeover provisions in our charter documents may discourage our acquisition by a third party, which could limit our stockholders’ opportunity to sell their shares, at a premium.
●	There is currently no trading market for our common stock and warrants and we cannot ensure that one will ever develop or be sustained.
●	We will not consummate this offering unless our common stock will be listed on the Nasdaq Capital Market.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that our stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Corporate Information

Scripps Safe, Inc. was originally incorporated in the State of Florida on October 1, 2012 under the name Von Zwehl & Company, Inc. On March 3, 2016, we changed our name to Scripps Safe, Inc. On August 23, 2021, we formed a Delaware entity named Scripps Safe, Inc. and entered into a share exchange agreement on May 10, 2022, wherein the Florida entity merged with and into the Delaware corporation.

Our principal business address is 9051 Tamiami Trail N, Suite 201, Naples, FL 34108. We maintain our corporate website at https://4saferx.com and https://scrippssafe.com The reference to our website is an inactive textual reference only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

Our executive officers, directors and principal stockholders in the aggregate, beneficially own approximately 80.06% and will continue to own approximately 70.69% of our outstanding common stock upon completion of this offering (assuming no exercise of the underwriters’ option to purchase additional shares). Such persons acting together, will have the ability to control or significantly influence all matters submitted to our board of directors or stockholders for approval, as well as our management and business affairs.

Controlled Company

Upon completion of this offering, our Chief Executive Officer, and founder Jacqueline von Zwehl  will beneficially own approximately 69.38% of our common stock (or approximately 68.18% of our common stock if the over-allotment option is exercised) and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

As long as our principal shareholder owns at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Listing Rules.

As a controlled company, we are permitted to rely on certain exemptions from Nasdaq’s corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” because the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (a) the market value of our stock held by non-affiliates is less than $250 million or (b) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to public companies that are not smaller reporting companies.

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THE OFFERING

Securities offered:	We are offering 1,200,000 shares of common stock (1,380,000 shares if the underwriters exercise their over-allotment option).

Initial Public offering price:	The assumed initial public offering price is $5.00 per share of common stock (the midpoint of the price range listed on the cover page of this prospectus).

Common Stock outstanding before this offering:	9,062,500 shares of Common Stock.

Common Stock to be outstanding immediately after this offering:	10,262,500 shares of Common Stock.

Option to purchase additional shares:	We have granted the underwriters a 45-day option to purchase up to additional 15% of the total number of shares of our common stock to be offered by the company in this offering.

Use of proceeds:	Based on an assumed initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, we expect to receive gross proceeds of $6,000,000 and net proceeds of $5,460,000 (or gross proceeds of $6,900,000 and net proceeds of $6,279,000 if the over-allotment option is exercised in full). We intend to use the net proceeds from this offering for expanding our existing product offerings, expansion into new markets, purchasing inventory, expanding our workforce and for working capital, repaying our note to Greentree Financial Group, Inc. and other general corporate purposes.

See “Use of Proceeds” on page 28 for a more complete description of the intended use of proceeds from this offering.

Underwriter Warrants:	The registration statement of which this prospectus is a part also registers the Underwriter Warrants that will be issued to the representative to purchase up to 9% of the total number of shares of our common stock to be offered by the company in this offering, (excluding any shares of common stock sold pursuant to the option to be issued to the underwriters), as a portion of the underwriting compensation payable in connection with this offering. The Underwriter Warrants will be exercisable immediately upon issuance, and from time to time, in whole or in part, and will expire five years from the commencement of sales at an exercise price of $5.50 (110% of the initial public offering price of the shares of common stock). Please see “Underwriting Underwriter Warrants” for a more complete description of these warrants.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 11 of this prospectus before deciding whether or not to invest in our securities

Proposed Nasdaq Ticker Symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “SCRP”. This offering will not be consummated until we have received Nasdaq Capital Market approval of our application. No assurance can be given that our application will be approved.

Lock-ups:	We and any successor entity, without the prior written consent of the Representative, have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our capital stock or convertible securities for a period of 180 days from the closing of this offering. See “Underwriting” on page 61.

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The number of shares of our common stock to be outstanding after this offering is based on 7,120,000 shares of our common stock outstanding as of December 31, 2022. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●	assumes the shares of common stock are offered at $5.00 per share (the midpoint of the price range listed on the cover page of this prospectus);

●	assumes no exercise by the underwriters of their overallotment option;

●	assumes no exercise of 600,000 outstanding warrants;

●	assumes no exercise of the warrants issued to the representative of the underwriters; and

Emerging Growth Company under the JOBS Act

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

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SUMMARY FINANCIAL AND OTHER DATA

The following tables present our summary financial data and should be read together with our audited financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. We derived the summary statements of operations data for the year ended December 31, 2022 and for the year ended December 31, 2021 and the balance sheet data as of December 31, 2022 and December 31, 2021 from the audited financial statements of Scripps Safe, Inc. included elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Summary Statements of Operations Data
Revenue	$708,256	$505,143
Cost of revenue:	(413,612)	(354,768)
Total operating expenses	(628,968)	(438,675)
Income (loss) from operations	(334,324)	(288,300)
Other (expense) income	1,947	26,416
Interest (expense) income	(26,755)	(6,720)
Amortization of debt discount	(11,306)	-
Total other (expense) income	(36,114)	19,696
Net income (loss)	$(370,438)	$(268,604)

Basic income (loss) per share attributable to common stockholders, basic and diluted	$(0.,02)	$(0.02)
Weighted average shares used in computing basic income per share attributable to common stockholders, basic and diluted	15,000,000	15,000,000

	December 31, 2022	December 31, 2021
Summary Balance Sheet Data
Current assets:
Cash and cash equivalents	$10,329	$227,932
Accounts receivable, net	33,484	56,964
Other current assets	21,086	647
Right-of-Use Lease Asset	108,863	-
Other asset	3,000	-
Property, plant and equipment, net	5,280	7,963
Total assets	$182,042	$293,506

Total current liabilities	180,566	175,702
Total non-current liabilities	698,794	445,300
Total liabilities	$879,360	$621,002

Total stockholders’ deficit	(697,318)	(327,496)

Total liabilities and stockholders’ deficit	$182,042	$293,506

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. Our business, financial condition, results of operations and prospects could be adversely affected by these risks. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

Risks Related to Our Business Operations, and Industry

We are an early development stage company with a limited operating history and have generated limited revenues to date

Although we were incorporated in Florida on October 2, 2012 and merged with and into a Delaware corporation on May 10, 2022, we began generating revenue in 2017. As a result, we are an early development stage company with a limited operating history and have generated limited revenues to date. If we cannot achieve our business objectives, investors in our shares will likely suffer a loss of their entire investment.

We have a new business model, which makes it difficult for us to forecast our financial results, creates uncertainty as to how investors will evaluate our prospects, and increases the risk that we will not be successful.

We have a new business model and are in the process of developing new offerings, seeking deeper market penetration and increasing our market shares. Accordingly, it will be difficult for us to forecast our future financial results, and it is uncertain how our new business model will affect investors’ perceptions and expectations with respect to our business and economic prospects. Additionally, our new business model may not be successful. Consequently, you should not rely upon any past financial results as indicators of our future financial performance.

We rely heavily on our suppliers and do not maintain written agreements with suppliers.

Our ability to compete and grow will be dependent on our access to software and equipment at reasonable costs and in timely manners. We sell licenses to third-party software and do not currently develop software. We do not maintain written agreements with our suppliers, and we are, therefore, dependent on the relationships we maintain with suppliers and third party software developers. Failure of suppliers and developers to deliver such software and equipment, at a reasonable cost and in a timely manner would be detrimental to our ability to maintain existing customers and obtain new customers. No assurance can be given that we will be successful in maintaining our required supply of such items.

We have a limited operating history and we expect a number of factors will cause our operating results to fluctuate on an annual basis, which may make it difficult to predict our future performance.

We are a company seeking to bring innovation to pharmaceutical compliance, transportation and storage and deal with controlled substances in a highly regulated industry and manner. Compliance with the myriad of laws and regulations concerning controlled substances and pharmaceuticals is complicated and burdensome. Consequently, any predictions made about our future success or viability may not be as accurate as they could be if we had a longer operating history. We anticipate that our operating results will significantly fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. In particular, you should consider that we cannot provide assurance that we will be able to:

●	successfully develop and introduce our Scripps System™;

●	recruit and maintain our management team;

●	raise sufficient funds in the capital markets to effectuate our business plan;

●	attract, enter into or maintain contracts with, and retain customers; and/or

●	compete effectively in the extremely competitive environment in which we operate.

These factors are our best estimates of possible factors that will affect our future operating results, however, they should not be considered a complete recitation of possible factors that could affect us. In addition, we do not know how the economic and societal impact of the ongoing COVID-19 global pandemic may negatively affect our current and future operations and development. Accordingly, the results of any historical quarterly or annual periods should not be relied upon as indications of future operating performance.

We face competition from other companies and our operating results will suffer if we fail to compete effectively.

There is intense competition amongst the healthcare industry. There are a number of established, well financed companies that provide pharmaceutical, security, transport, storage and tracking services that compete directly or indirectly with our services. Some competitors include Operative IQ for inventory tracking and Knox Box for security solutions in EMS. As most of our competitors have financial resources that are greater than us, they may spend more money and time on developing and testing products, systems, and undertake more extensive marketing campaigns, adopt more aggressive pricing policies or otherwise develop more commercially successful products or systems than us, which could impact our ability to win new marketing contracts. Furthermore, new competitors may enter our key market areas. If we are unable to obtain significant market presence or if we lose market share to our competitors, our results of operations and future prospects would be materially adversely affected. There are many companies with already established relationships with third parties, including hospitals, EMS/Fire/Ambulance and others that are able to introduce directly competitive products and have the potential and resources to quickly develop competitive technologies. Our success depends on our ability to develop new products and enhance existing products.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chief Executive Officer, and founder Jacqueline von Zwehl. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our executive officers could cause our business to be disrupted, and we may incur additional and unforeseen expenses to recruit and retain new officers.

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We currently do not own a manufacturing facility, and rely on different manufacturers and suppliers for the production of our safes and solutions; while we have obtained favorable financing arrangements in the past from these manufacturer(s) and supplier(s), there is no assurance that future suppliers would provide similar favorable financing arrangements.

We currently rely on seven different manufacturers and two different suppliers for access control systems for the overall production of our safes and vaults. We do not have control over the operations of the facilities of the third-party manufacturers that we use.

The manufacturers of our safes and solutions have extended favorable financing arrangements in the past, but there is no assurance that future suppliers would provide similar favorable financing arrangements. Therefore, the continued supply and manufacturing of our sales by our current manufacturers and suppliers are critical to our success. Any event that causes a disruption of the operation of our safes’ manufacturers for even a relatively short period of time would adversely affect our ability to ship and deliver our safes and other products and to provide service to our customers. We have previously experienced, including during the first months after the spread of COVID-19 pandemic, and may in the future experience, launch and production ramp up delays for our products as a result of disruption at our supplier’s manufacturing partners.

Shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations.

The inability to obtain sufficient quantities of raw materials and components, including those necessary for the production of our products could result in reduced or delayed sales or lost orders. Any delay in or loss of sales or orders could adversely impact our operating results. Many of the materials used in the production of our products are available only from a limited number of suppliers. We do not have long-term supply contracts with any suppliers. As a result, we could be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials and components.

Our reliance on third-party suppliers for various raw materials and components for our products exposes us to volatility in the availability, quality, and price of these raw materials and components. Our orders with certain of our suppliers may represent a very small portion of their total orders. As a result, they may not give priority to our business, leading to potential delays in or cancellation of our orders. A disruption in deliveries from our third-party suppliers, capacity constraints, production disruptions, price increases, or decreased availability of raw materials or commodities could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs. Quality issues experienced by third party suppliers can also adversely affect the quality and effectiveness of our products and result in liability and reputational harm.

Furthermore, the cost of safes/vaults, whether manufactured by our supplier or by us, depends in part upon the prices and availability of raw manufacturing materials such as steel, locks, fireboard, hinges, pins and other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Any reduced availability of these materials may impact our access to these parts and any increases in their prices may reduce our profitability if we cannot recoup the increased costs through increased safe prices. Moreover, any such attempts to increase product prices may harm our brand, prospects and operating results.

We have continued to maintain to relationships with multiple manufactures and suppliers within the industry to mitigate this risk.

We could be exposed to liability if we experience security breaches or other disruptions, which could harm our reputation and business.

We may be subject to cyber-attacks whereby computer hackers may attempt to access our computer systems or our third-party IT service providers’ systems and, if successful, misappropriate personal or confidential information. In addition, a contractor or other third party with whom we do business may attempt to circumvent our security measures or obtain such information, and may purposefully or inadvertently cause a breach involving sensitive information. We will continue to evaluate and implement additional protective measures to reduce the risk and detect cyber incidents, but cyber-attacks are becoming more sophisticated and frequent and the techniques used in such attacks change rapidly. Even though we take cyber-security measures that are continuously reviewed and updated, our information technology networks and infrastructure may still be vulnerable due to sophisticated attacks by hackers or breaches.

Even the most well protected IT networks, systems, and facilities remain potentially vulnerable because the techniques used in security breaches are continually evolving and generally are not recognized until launched against a target and, in fact, may not be detected. Any such compromise of our or our third party’s IT service providers’ data security and access, public disclosure, or loss of personal or confidential business information, could result in legal claims proceedings, liability under laws to protect, privacy of personal information, and regulatory penalties, disrupt our operations, require significant management attention and resources to remedy any damages that result, damage our reputation and customers willingness to transact business with us, any of which could adversely affect our business.

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If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges.

We expect to invest in our growth for the foreseeable future. Any growth in our business is expected to place a significant strain on not only our managerial, administrative, operational, and financial resources, but also our infrastructure. We plan to continue to expand our operations in the future. Our success will depend in part on our ability to manage this growth effectively and execute our business plan. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial, and management controls and our reporting systems and procedures.

We rely heavily on information technology (“IT”) systems to manage critical business functions. To manage our growth effectively, we must continue to improve and expand our infrastructure, including our IT, financial, and administrative systems and controls. In particular, we may need to significantly expand our IT infrastructure as the amount of data we store and transmit increases over time, which will require that we both utilize existing IT products and adopt new technology. If we are not able to scale our IT infrastructure in a cost-effective and secure manner, our ability to offer competitive solutions will be harmed and our business, financial condition, and operating results may suffer.

We must also continue to manage our employees, operations, finances, research and development, and capital investments efficiently. Our productivity and the quality of our solutions may be adversely affected if we do not integrate and train our new employees quickly and effectively or if we fail to appropriately coordinate across our executive, research and development, technology, service development, analytics, finance, human resources, marketing, sales, operations, and customer support teams. As we continue to grow, we will incur additional expenses, and our growth may continue to place a strain on our resources, infrastructure, and ability to maintain the quality of our solutions. If we do not adapt to meet these evolving challenges, or if the current and future members of our management team do not effectively manage our growth, the quality of our solutions may suffer and our corporate culture may be harmed. Failure to manage our future growth effectively could cause our business to suffer, which, in turn, could have an adverse impact on our business, financial condition, and operating results.

We manufacture and sell products that create exposure to potential product liability, warranty liability, or personal injury claims and litigation.

Our products are used to store, in part, items that involve risk of personal injury and death. Our products expose us to potential product liability, warranty liability, and personal injury claims and litigation relating to the use or misuse of our products, including allegations of defects in manufacturing, defects in design, defects in security measures, data loss, a failure to warn of dangers inherent in the product, or activities associated with the product, negligence, and strict liability. If successful, any such claims could have a material adverse effect on our business, operating results, and financial condition. Defects in our products may result in a loss of sales, recall expenses, delay in market acceptance, and damage to our reputation and increased warranty costs, which could have a material adverse effect on our business, operating results, and financial condition. Although we maintain product liability insurance in amounts that we believe are reasonable, we may not be able to maintain such insurance on acceptable terms, if at all, in the future and product liability claims may exceed the amount of insurance coverage. In addition, our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

Our profitability in part is dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level that will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

Risks Related to the Our Legal and Regulatory Requirements

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. The Company may not properly anticipate customer applications of our products and our products may fail to survive such unanticipated customer use. If the Company’s products fail to adequately perform to meet the customer’s expectations, the customer may demand refunds or replacements which will negatively affect the Company’s profitability.

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We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

Our products support the use and access to highly regulated controlled and non-controlled substances and if our products are ineffective, we could require protection against potential product liability claims. Our current insurance policies may not be adequate to protect us from certain losses, which could have a material adverse effect on our business, financial condition or results of operations. There are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure.

Risks Related to Our Financial Position and Need for Additional Capital

We are an early-stage company with a history of limited revenues.

Since inception, we have had limited revenues. We have revenues of $708,256 and $505,143 for the year ended December 31, 2022, and for the year ended December 31, 2021 respectively. We have not recognized a material amount of revenue to date and have net (loss) of ($370,438) and ($268,604) for the year ended December 31, 2022, and for the year ended December 31, 2021 respectively. We cannot guarantee that we can increase sales and revenue at scale. Our potential profitability is dependent upon a number of factors, many of which are beyond our control. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

Because we will incur the costs and expenses from becoming and being a publicly traded company, and otherwise growing our business, our revenues will be offset by these and other costs and expenses and will likely reduce profits and could result in losses. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in expected revenue, which would result in reduced profit or even losses.

We expect fluctuations in our financial results making it difficult to project future results.

Our results of operations may fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, factors that may affect our results of operations include the following:

●	changes in our revenue mix and related changes in revenue recognition;

●	changes in actual and anticipated growth rates of our revenue, customers, and key operating metrics;

●	fluctuations in demand for or pricing of our offering;

●	our ability to attract new customers;

●	our ability to retain our existing customers, particularly large customers;

●	customers and potential customers opting for alternative products, including developing their own in-house solutions;

●	investments in new offerings, features, and functionality;

●	fluctuations or delays in development, release, or adoption of new features and functionality for our offering;

●	delays in closing sales which may result in revenue being pushed into the next quarter;

●	changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;

●	our ability to control costs;

●	the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses;

●	timing of hiring personnel for our research and development and sales and marketing organizations;

●	the amount and timing of costs associated with recruiting, educating, and integrating new employees and retaining and motivating existing employees;

●	the effects of acquisitions and their integration;

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●	general economic conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which our customers participate;

●	the impact of new accounting pronouncements;

●	changes in revenue recognition policies that impact our technology license revenue;

●	changes in regulatory or legal environments that may cause us to incur, among other things, expenses associated with compliance;

●	the impact of changes in tax laws or judicial or regulatory interpretations of tax laws, which are recorded in the period such laws are enacted or interpretations are issued and may significantly affect the effective tax rate of that period;

●	health epidemics or pandemics, such as the COVID-19 pandemic;

●	changes in the competitive dynamics of our market, including consolidation among competitors or customers; and

●	significant security breaches of, technical difficulties with, or interruptions to, the delivery and use of our products.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our common stock could decline substantially, and we could face costly lawsuits, including securities class action suits.

We may need to raise additional funds and these funds may not be available to us on attractive terms when we need them, or at all.

The commercialization of pharmaceutical transportation and storage compliance is capital intensive. This includes the costs associated with filing and protecting patents and trademarks, developing software, marketing our solutions and general compliance with the myriad of laws and regulations governing controlled and non-controlled substances. To date, we have financed our operations primarily through the sales of vaults, safes, third party software, services, founders’ contributions and an EIDL Small Business Administration (“SBA”) Loan. We may need to raise additional capital to continue to fund our commercialization activities, sales and marketing efforts, enhancement of our technology and to improve our liquidity position. Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market volatility, investor acceptance of our business plan, regulatory requirements and the successful development of our autonomous technology. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us.

We may raise these additional funds through the issuance of equity, equity related, or debt securities. To the extent that we raise additional financing by issuing equity securities or convertible debt securities, our stockholders may experience substantial dilution, and to the extent we engage in debt financing, we may become subject to restrictive covenants that could limit our flexibility in conducting future business activities. Financial institutions may request credit enhancement such as third-party guarantee and pledge of equity interest in order to extend loans to us. We cannot be certain that additional funds will be available to us on attractive terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business, and prospects could be materially adversely affected.

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We may be subject to risks associated with potential future acquisitions.

Although we have no current acquisition plans, if appropriate opportunities arise, we may acquire additional assets, products, technology or businesses that are complementary to our existing business. Any future acquisitions and the subsequent integration of new assets and businesses would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations, and consequently our results of operations and financial condition. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

If we are unable to establish and maintain confidence in our long-term business prospects among users, securities and industry analysts, and within our industries, or are subject to negative publicity, then our financial condition, operating results, business prospects, and access to capital may suffer materially.

Users may be less likely to purchase or use our technology and the industrial vehicles it is deployed on if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among users, suppliers, securities and industry analysts, and other parties in our long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history at scale, user unfamiliarity with our solutions, any delays in scaling manufacturing, delivery, and service operations to meet demand, competition, and our performance compared with market expectations.

Pandemics and epidemics, including the ongoing COVID-19 pandemic, natural disasters, terrorist activities, political unrest, and other outbreaks could have a material adverse impact on our business, results of operations, financial condition and cash flows or liquidity.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Risks Related to Our Intellectual Property

We may become subject to litigation brought by third parties claiming infringement, misappropriation or other violation by us of their intellectual property rights.

There is a significant amount of uncertainty in the industry regarding patent protection and infringement. In recent years, there has been significant litigation globally involving patents and other intellectual property rights. Third parties may in the future assert, that we have infringed, misappropriated or otherwise violated their intellectual property rights. As we face increasing competition and as a public company, the possibility of intellectual property rights claims against us grows. Such claims and litigation may involve one or more of our competitors focused on using their patents and other intellectual property to obtain competitive advantage, or patent holding companies or other adverse intellectual property rights holders who have no relevant product revenue, and therefore our own pending patents and other intellectual property rights may provide little or no deterrence to these rights holders in bringing intellectual property rights claims against us. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies or business methods, and we cannot assure that we are not infringing or violating, and have not infringed or violated, any third-party intellectual property rights or that we will not be held to have done so or be accused of doing so in the future. In addition, because patent applications can take many years until the patents issue, there may be applications now pending of which we are unaware, which may later result in issued patents that our products may infringe. We expect that in the future we may receive notices that claim we or our suppliers or customers have misappropriated or misused other parties’ intellectual property rights, particularly as the number of competitors in our market grows.

To defend ourselves against any intellectual property claims brought by third parties, whether with or without merits, can be time-consuming and could result in substantial costs and a diversion of our resources. These claims and any resulting lawsuits, if resolved adversely to us, could subject us to significant liability for damages, impose temporary or permanent injunctions against our products, technologies or business operations, or invalidate or render unenforceable our intellectual property.

If our technology is determined to infringe a valid and enforceable patent, or if we wish to avoid potential intellectual property litigation on any alleged infringement, misappropriation or other violation of third party intellectual property rights, we may be required to do one or more of the following: (i) cease development, sales, or use of our systems that incorporate or use the asserted intellectual property right; (ii) obtain a license from the owner of the asserted intellectual property right, which may be unavailable on commercially reasonable terms, or at all, or which may be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us; (iii) pay substantial royalties or other damages; or (iv) redesign our technology to avoid any infringement or allegations thereof. The aforementioned options sometimes may not be commercially feasible. Additionally, in our ordinary course of business, we agree to indemnify our customers, partners, and other commercial counterparties for any infringement arising out of their use of our intellectual property, along with providing standard indemnification provisions, so we may face liability to our users, business partners or third parties for indemnification or other remedies in the event that they are sued for infringement.

We may also in the future license third party technology or other intellectual property, and we may face claims that our use of such in-licensed technology or other intellectual property infringes, misappropriates or otherwise violates the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

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We also may not be successful in any attempt to redesign our technology to avoid any alleged infringement. A successful claim of infringement against us, or our failure or inability to develop and implement non-infringing technology, or license the infringed technology on acceptable terms and on a timely basis, could materially adversely affect our business and results of operations. Furthermore, such lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management’s time and attention from our business, which could seriously harm our business. Also, such lawsuits, regardless of their success, could seriously harm our reputation with users and in the industry at large.

Our business may be adversely affected if we are unable to adequately establish, maintain, protect, and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of our technology and other intellectual property rights.

Our intellectual property is an essential asset of our business. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of our competitive advantage, and a decrease in our revenue which would adversely affect our business prospects, financial condition, and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. We rely on a combination of intellectual property rights, such as patents, trademarks, copyrights, and trade secrets (including know-how), in addition to employee and third-party nondisclosure agreements, intellectual property licenses, and other contractual rights, to establish, maintain, protect, and enforce our rights in our technology, proprietary information, and processes. Intellectual property laws and our procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Others may also invent around and avoid infringing any patents If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. While we take measures to protect our intellectual property, such efforts may be insufficient or ineffective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. Other parties may also independently develop technologies that are substantially similar or superior to ours. We also may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective and there can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar or superior to ours and that compete with our business.

Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property. Any litigation initiated by us concerning the violation by third parties of our intellectual property rights is likely to be expensive and time-consuming and could lead to the invalidation of, or render unenforceable, our intellectual property, or could otherwise have negative consequences for us. Furthermore, it could result in a court or governmental agency invalidating or rendering unenforceable our patents or other intellectual property rights upon which the suit is based or finding that there is no infringement. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay the introduction and implementation of new technologies, result in our substituting inferior or more costly technologies into our products or injure our reputation. Moreover, policing unauthorized use of our technologies, trade secrets, and intellectual property may be difficult, expensive, and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. If we fail to meaningfully establish, maintain, protect, and enforce our intellectual property and proprietary rights, our business, operating results, and financial condition could be adversely affected.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

There are a number of recent changes to the patent laws that may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, the Leahy-Smith America Invents Act (the “AIA”) enacted in September 2011, resulted in significant changes in patent legislation. An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned from a “first-to-invent” to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. A third party that files a patent application in the United States Patent and Trademark Office (“USPTO”) after that date but before us could therefore be awarded a patent covering an invention of ours even if we made the invention before it was made by the third party. Circumstances could prevent us from promptly filing patent applications on our inventions.

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The AIA also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Further, the standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable for business methods. As such, we do not know the degree of future protection that we will have on our technologies, products, and services. While we will endeavor to try to protect our technologies, products, and services with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive, and sometimes unpredictable.

Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting systems similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will be broad enough to protect our proprietary rights or otherwise afford protection against competitors with similar technology. In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Our competitors may challenge or seek to invalidate our issued patents, or design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results. Also, the costs associated with enforcing patents, confidentiality and invention agreements, or other intellectual property rights may make aggressive enforcement impracticable.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, maintaining, defending, and enforcing patents and other intellectual property rights in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. We have no foreign intellectual property rights. Competitors may use our technologies in jurisdictions where we have not obtained patent protection or other intellectual property rights to develop their own systems. These systems may compete with our systems candidates, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

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In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes, and know-how.

We rely on proprietary information (such as trade secrets, know-how, and confidential information) to protect intellectual property that may not be patentable, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services, or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors, scientific advisors, and third parties. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our trade secrets or proprietary information and, even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that trade secret to compete with us. If any of our trade secrets were to be disclosed (whether lawfully or otherwise) to or independently developed by a competitor or other third party, it could have a material adverse effect on our business, operating results, and financial condition.

We also rely on physical and electronic security measures to protect our proprietary information but we cannot guarantee that these security measures provide adequate protection for such proprietary information or will never be breached. There is a risk that third parties may obtain unauthorized access to and improperly utilize or disclose our proprietary information, which would harm our competitive advantages. We may not be able to detect or prevent the unauthorized access to or use of our information by third parties, and we may not be able to take appropriate and timely steps to mitigate the damages (or the damages may not be capable of being mitigated or remedied).

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Risks Related to This Offering and Our Securities

The offering price for our common stock may not be indicative of its fair market value.

The offering price for our common stock was determined in the context of negotiations between us and the underwriters. Accordingly, the offering price may not be indicative of the true fair market value of the Company or the fair market value of our common stock. We are making no representations that the offering price of our common stock under this prospectus bears any relationship to our assets, book value, net worth or any other recognized criteria of our value.

The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.

Recently, the market prices and trading volume of shares of the common stock of other small publicly traded companies with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our common stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our common stock in this offering to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our common stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our common stock and our other securities, access to margin debt, trading in options and other derivatives on our shares of common stock and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors in this offering, including the following:

●	the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

●	if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated;

●	if the future market price of our common stock declines, purchasers of shares of common stock in this offering may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our common stock will not fluctuate or decline significantly in the future, in which case investors in this offering could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our common stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

●	our current inability to pay dividends or other distributions;

●	changes in market valuations of similar companies;

●	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

●	additions or departures of key personnel;

●	actions by institutional or significant stockholders;

●	short interest in our common stock or our other securities and the market response to such short interest;

●	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

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●	speculation in the press or investment community about our company or industries in which we operate;

●	strategic actions by us or our competitors, such as acquisitions or other investments;

●	legislative, administrative, regulatory or other actions affecting our business, and our industry;

●	investigations, proceedings, or litigation that involve or affect us;

●	the occurrence of any of the other risk factors included in this registration statement of which this prospectus forms a part; and

●	general market and economic conditions.

No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following this offering.

Prior to this offering, there has been no public market for our common stock. Although we have applied to list our common stock on the Nasdaq Capital Market, an active public trading market for our common stock may not develop following the completion of this offering or, if developed, it may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

There is no established trading market for our shares; further, our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes our initial public offering of our shares. No public market for these shares currently exists. We have applied to list the shares of our common stock on the Nasdaq Capital Market, or Nasdaq. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if these shares are listed on Nasdaq, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed.

In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the restrictions on resale discussed in this prospectus lapse, the trading price of our common stock could decline significantly and could decline below the initial public offering price. Based on shares outstanding as of the date of this prospectus, upon the completion of this offering, we will have 10,262,500 outstanding shares of common stock. Of these shares, assuming no shares are purchased in this offering by our existing stockholders 1,807,500 shares of common stock, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market.

In addition, upon issuance, the 1,200,000 shares reserved for future issuance under our 2022 Equity Incentive Plan may become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and Nasdaq Capital Market rules after this offering because our insiders will beneficially own more than 50% of our outstanding shares of common stock.

Upon completion of this offering, our Chief Executive Officer, and founder Jacqueline von Zwehl will beneficially own approximately 69.38% of our common stock (or approximately 68.19% of our common stock if the over-allotment option is exercised). Accordingly, the Company will be a “controlled company” under applicable Nasdaq listing standards after this offering. We may rely on certain exemptions from corporate governance rules, on including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our shares of common stock to be less attractive to certain investors or otherwise harm our trading price. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

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As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have not yet commenced the costly and time-consuming process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing and any required remediation in a timely fashion once initiated. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise. During the assessment of the effectiveness of our internal controls over financial reporting, the following were identified as material weaknesses (i). due to the nature and number of year-end adjustments by our external auditors, we have a deficiency related to our closing process; (ii). lack of documentation surrounding components of the Company’s entity level and process level control environment.

The SEC defines ‘material weakness’ as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. While we have adopted remediation procedures related to these identified material weaknesses, there can be no assurance that such remedies will be effective. In addition, if we identify one or more additional material weaknesses in our internal control over financial reporting in the future, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

The growth and expansion of our business places a continuous, significant strain on our operational and financial resources. Further growth of our operations to support our customer base, our information technology systems and our internal controls and procedures may not be adequate to support our operations. For example, we are still in the process of implementing information technology and accounting systems to help manage critical functions such as billing and revenue recognition and financial forecasts. As we continue to grow, we may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Our failure to improve our systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of our business or otherwise, may result in our inability to accurately forecast our revenue and expenses, or to prevent certain losses. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results and could impact the effectiveness of our internal control over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud.

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Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

Our stock price may be volatile, and the value of our common stock may decline.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our common stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our common stock following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our common stock as you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in the pricing of the solutions on our platforms;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our technology;

●	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

●	sales of shares of our common stock by us or our shareholders;

●	significant data breaches, disruptions to or other incidents involving our technology;

●	our involvement in litigation;

●	future sales of our common stock by us or our stockholders, as well as the anticipation of lock-up releases;

●	changes in senior management or key personnel;

●	the trading volume of our common stock;

●	changes in the anticipated future size and growth rate of our market;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

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Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

The market price and trading volume of our common stock following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. Pending use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability and will continue to have the ability to control or significantly influence all matters submitted to stockholders for approval.

Our executive officers, directors and principal stockholders in the aggregate, beneficially own approximately 80.06% of our common stock and will continue to own approximately 70.69% of our outstanding common stock upon completion of this offering (assuming no exercise of the underwriters’ option to purchase additional shares), Such persons acting together, will have the ability to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering.

The initial public offering price of our common stock is substantially higher than the adjusted net tangible book value per share of our common stock immediately after this offering. If you purchase shares of our common stock in this offering, your shares will experience immediate dilution of $3.13 per share, or $3.98 per share if the underwriters exercise their over-allotment option in full, representing the difference between our as adjusted net tangible book value per share after giving effect to the sale of common stock in this offering and an assumed initial public offering price of $5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus. See the section titled “Dilution.”

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The issuance of our common stock in connection with the Company’s outstanding warrants and promissory note could cause substantial dilution, which could materially affect the trading price of our common stock.

The GT Warrants and the warrants pursuant to the GreenTree service agreement are exercisable for up to 600,000 shares of the Company’s common stock and the Note is convertible at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. The additional shares of common stock issued pursuant to these instruments will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of a substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

The sale of our common stock in this offering could result in the reset of the exercise price of certain outstanding warrants.

We have outstanding warrants to purchase 600,000 shares of our common stock with an exercise price of $2.00 per share that may be subject to further adjustment. The terms of these warrants provide that if we sell common stock, options to purchase common stock, securities convertible into common stock or rights relating to our common stock at a price per share less than the then-current exercise price, then we are required to reduce the exercise price of the warrants to match the price per share of such sale of our common stock. In such event, the exercise price of such warrants will be reduced, which would result in an additional dilution for investors in this offering and the Company would receive less proceeds from the exercise of such warrants.

We anticipate that we will need to raise additional capital, and our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. We may not be able to obtain additional capital if and when needed on terms acceptable to us, or at all. Further, if we do raise additional capital, it may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

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We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and, subject to the discretionary dividend policy described in the section entitled “Dividend Policy” of this prospectus, we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements will not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging-growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

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Anti-takeover provisions in our charter documents may discourage our acquisition by a third party, which could limit our stockholders’ opportunity to sell their shares, at a premium.

Our certificate of incorporation effective immediately prior to the completion of this offering include provisions that could limit the ability of others to acquire control of our company. These provisions could have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control in a tender offer or similar transaction. Among other things, the charter documents will provide:

●	certain amendments to our bylaws that will require the approval of two-thirds of the combined vote of our then-outstanding shares of our common stock;

●	directors will be able to be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our common stock;

●	our board of directors will be classified into three classes of directors with staggered three-year terms; and

●	our board of directors has the authority, without further action by our stockholders, to issue preferred stock in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional, or special rights, and the qualifications, limitations, or restrictions, including dividend rights, conversion rights, voting rights, terms.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that our stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be exclusive forums for any:

●	derivative action or proceeding brought on our behalf;

●	action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

●	action asserting a claim against us, our directors or officers or employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws; or

●	other action asserting a claim against us, our directors or officers or employees that is governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created under the Exchange Act. Our amended and restated certificate of incorporation to be in effect after this offering also provides that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce such a provision with respect to claims under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Business.” Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to integrate and commercialize them;

●	the effects of future regulation; and

●	the effects of competition

.

All statements in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes to identify forward-looking statements.

The outcome of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These important factors include our financial performance and the other important factors we discuss in greater detail in “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as applying to all related forward-looking statements wherever they appear in this prospectus. Given these factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $5,460,000 (or approximately $6,279,000 if the underwriters’ option to purchase additional shares is exercised in full) based on an assumed initial public offering price of $5.00 per share of common stock, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $1,092,000 assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $4,600,000 assuming the assumed initial public offering price of $5.00 per share of common stock remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use net proceeds from this offering for expanding our existing product offerings, expansion into new markets, purchasing inventory, expanding our workforce, repaying our note with Greentree Financial Group, Inc. in full, working capital and other general corporate purposes, as follows:

	Without over allotment		With over allotment

Expanding Product Offerings	$	[_1,252,500__]	$	[_1,440,375_]
Marketing		[_1,252,500__]		[_1,507,875__]
Expanding Workforce		[__2,255,000_]		[_2,593,250__]
D&O insurance		[_200,000__]		[_200,000__]
Working Capital and Other General Operation		[_250,000__]		[_287,500__]
GT Group Loan Repayment		[_250,000__]		[_250,000__]
Total		$5,460,000		$6,279,000

We believe that the net proceeds from this offering and our existing cash will be sufficient to fund our operations through at least the next 24 months. This expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We cannot specify with certainty all of the particular uses of the net proceeds that we will receive from this offering, or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in using these proceeds. Investors will be relying on our judgment regarding the use of the net proceeds from this offering. Pending the use of proceeds as described above, we plan to invest the net proceeds that we receive in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the invested proceeds will yield a favorable return.

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We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies, or businesses. However, we currently have no agreements or commitments to complete any such transactions.

On August 4, 2022, we entered into a loan agreement (the “Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”) for a loan of up to $250,000 to help us pay certain offering expenses. As funds are advanced, the Company will issue a promissory note (the “Note”) for the amount advanced plus a 10% original issue discount. The Note matures on February 15, 2023, subject to the Company’s right to extend the note two times for three months each by issuing the investor 10,000 shares of the Company’s common stock on each extension. The Investor has the right to convert the unpaid principal amount and interest on the Note into shares of common stock at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. In connection with the Loan Agreement, the Investor will receive warrants to purchase up to 200,000 shares of common stock (based on a $200,000 investment) at $2.00 per share for a period of five years (the “GT Warrant”). The Investor was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. If after sixty (60) days of this offering (i) a registration statement for the common stock underlying the GT Warrants has gone effective, and is still effective, (ii) the 20-day volume-weighted daily average price of the Company’s common stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an event of default under the Note has not occurred, then the Company will have the option for thirty (30) days to elect to call the Investor’s unexercised GT Warrants at a price per GT Warrant equal to $0.10 per GT Warrant; provided that, the Company provides the Investor with written notice of its intent to redeem, and the Investor has thirty (30) days after receipt of notice to elect to exercise the GT Warrants. The GT Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the GT Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price.

On November 16, 2022, the Company and the Investor entered into amendment to the Note, pursuant to which the balance under the note may be converted into the Company’s common stock immediately upon the completion of the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the balance under the note being convertible into common stock immediately upon issuance.

On November 16, 2022, the Company and the Investor entered into amendment to the GT Warrant, pursuant to which the GT Warrants will not be exercisable until the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the GT Warrant being exercisable into common stock immediately upon issuance.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents as of December 31, 2022:

●	on an actual basis;

●	a pro forma basis to give effect to the sale of 1,200,000 shares in this offering at the assumed initial public offering price of $5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us; and

●	gives effect to the cancellation of 10,000 shares of common stocks and issuance of 7,120,000 shares of common stocks to an executive officer, and 880,000 shares of common stocks to third parties, respectively, for services rendered prior to the closing of this offering.

The foregoing pro forma information as adjusted is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our financial statements and related notes appearing elsewhere in this prospectus.

	As of December 31, 2022
	Actual	Pro Forma As Adjusted
		(unaudited)
Cash and cash equivalents	10,329	4,830,329
Debt:
Accounts payable and accrued liabilities	112,671	112,671
Short-term payables	67,895	67,895
Long-term payables	698,794	698,794
Total debt	879,360	879,360

Members’ equity	-	-
Stockholders’ equity (deficit):
Common stock	150,000	240,500
Additional paid-in capital	(142,702)	4,664,682
Accumulated deficit	(704,616))	(782,400))
Total stockholders’ (deficit) equity	(697,318)	4,122,782
Total capitalization	182,042	5,002,042

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The number of shares of our common stock to be outstanding after this offering is based on 7,120,000 shares of our common stock outstanding as of December 31, 2022. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●	assumes the shares of common stock are offered at $5.00 per share (the midpoint of the price range listed on the cover page of this prospectus);

●	assumes no exercise by the underwriters of their overallotment option;

●	assumes no exercise of 600,000 outstanding warrants;

●	assumes no exercise of the warrants issued to the representative of the underwriters; and

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per share of common stock and the pro forma as adjusted net tangible deficit per share of our common stock immediately after this offering.

As of December 31, 2022, we had a historical net tangible deficit of approximately $(697,318) or $(0.05) per share. Our historical net tangible deficit per share represents total tangible assets of $182,042 less total liabilities of $879,360.

Our pro forma net tangible deficit as of December 31, 2022 was $(697,318) or $(0.09) per share. Pro forma net tangible deficit represents the amount of our total tangible assets less total liabilities, after giving effect to the cancellation of 10,000 shares of common stocks, 7,120,000 shares of common stocks to an executive officer, and 880,000 shares of common stocks to third parties, respectively, for services rendered prior to the closing of this offering.

After giving effect to the cancellation of 10,000 shares of common stocks, the issuance of 7,120,000 shares of common stocks to an executive officer, and 880,000 shares of common stocks to third parties, respectively, for services surrender prior to the closing of this offering, the receipt of the net proceeds from our sale of common stock in this offering, at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $4,122,782 or $0.45 per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.54 per share to our existing stockholders and an immediate dilution of $4.55 per share to new investors participating in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 7,120,000 shares of our common stock outstanding as of December 31, 2022. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●	assumes the shares of common stock are offered at $5.00 per share (the midpoint of the price range listed on the cover page of this prospectus);

●	assumes no exercise by the underwriters of their overallotment option;

●	assumes no exercise of 600,000 outstanding warrants;

●	assumes no exercise of the warrants issued to the representative of the underwriters; and

We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible deficit per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$5.00
Pro forma net tangible deficit per share as of December 31, 2022	$(0.09)
Increase per share to existing stockholders attributable to investors in this offering	$0.54
Pro forma as adjusted net tangible book value per share, to give effect to this offering	$0.45
Dilution in pro forma net tangible book value per share to new investors in this offering	$4.55

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), would increase or decrease, as applicable, our pro forma as adjusted net tangible book value per share after this offering by $(0.23) and dilution per share to new investors purchasing shares of common stock in this offering by $1.23, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of one million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value per share after this offering by $0.16 and decrease the dilution per share to new investors purchasing shares of common stock in this offering by $(0.1), assuming no change in the assumed initial public offering price per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of one million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma as adjusted net tangible book value per share after this offering by $0.47 and increase the dilution per share to new investors purchasing shares of common stock in this offering by $0.535, assuming no change in the assumed initial public offering price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercises their over-allotment option in full, our pro forma adjusted net tangible book value would be $4,950,782, or approximately $0.2 per share, representing an immediate increase in the adjusted net tangible book value to existing stockholders of approximately $0.23 per share and immediate dilution of approximately $4.8 per share to new investors purchasing shares of our common stock in this offering, assuming an initial public offering price of 5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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The table below summarizes as of December 31, 2022, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing shares in this offering at an assumed initial public offering price of $5.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per
	Number (1)	Percent	Amount	Percent	Share
Existing stockholders	8,000,000	72.73%	$80,000	0.61%	$0.01
New investors	3,000,000	27.27%	$13,100,000	99.39%	$5.00
Total	11,000,000	100.00%	$13,180,000	100.00%	$

In addition, if the underwriters exercise their option to purchase additional shares of common stock in full, the percentage of shares held by existing stockholders will be reduced to 69.87% of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by 450,000 shares, or 2.86% of the total number of shares of common stock to be outstanding upon the closing of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. See the discussion under “Special Note Regarding Forward Looking Statements” beginning on page 28 of this prospectus. Our fiscal year ends on December 31.

Overview

Scripps Safe is a pharmaceutical supply chain solutions company. Our company focuses on developing solutions for the transport, security, storage, distribution and dispensing of pharmaceuticals within the lawful supply chain and compliant with federal and state regulations. Our mission is to keep pharmaceuticals secure from the manufacturer/distributor to the patient by delivering integrated security solutions across the United States and Canada. Our solutions prevent drug diversion, reduce attempts to minimize drug abuse and ensure required compliance with the myriad of healthcare and pharmaceutical laws and regulations.

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Critical Accounting Policies and Estimates and Recent Accounting Pronouncements

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). While our significant accounting policies are more fully described in our financial statements, we believe the following accounting policies are the most critical to aid in fully understanding and evaluating this management discussion and analysis.

Use of Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of revenue and expenses during the reporting period. The Company’s significant estimates and judgments include but are not limited to share-based compensation. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”) and recognizes revenue upon the transfer of goods or services in an amount that reflects the expected consideration received in exchange for those goods or services. The Company recognized $708,256 and $505,143 of revenue for the year ended December 31, 2022 and 2021, respectively. All of the Company’s revenue for the years ended December 31, 2022 and December 31, 2021 were derived from the sale of hardware.

Recently Issued Pronouncements

For information on recently issued accounting pronouncements, refer to Note 2 to our financial statements included elsewhere in this prospectus.

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Results of Operations for the Years Ended December 31, 2022, and 2021,

Revenue

Revenue increased $203,113, or 40.21% from $505,143 for the year ended December 31, 2021, to $708,256 for the year ended December 31, 2022. The increase was due to the expansion of marketing.

Cost of Revenue

Cost of revenue increased $58,844, or 16.59% from $354,768 for the year ended December 31, 2021, to $413,612 for the year ended December 31, 2021. The increase was due to the increase in costs of services.

Selling, General and Administrative

Selling, General and administrative costs increased $188,924, or 43.2% from $437,261 for the year ended December 31, 2021, to $626,185 for the year ended December 31, 2022. The increase was primarily due to the increase in advertising and marketing expense and professional service expenses.

Non-GAAP Financial Measures

Off-Balance Sheet Arrangements

We did not have, during the periods presented, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Liquidity and Capital Resources

We have financed our operations primarily through the founder’s equity, revenue from sales and an EIDL SBA loan which has historically been sufficient to meet our working capital and capital expenditure requirements. As of December 31, 2022 and December 31, 2021, our principal sources of liquidity were $10,329 and $227,932, respectively of cash and cash equivalents. Cash and cash equivalents consist primarily of cash on deposit.

On August 4, 2022, we entered into a loan agreement (the “Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”) for a loan of up to $250,000 to help us pay certain offering expenses. As funds are advanced, the Company will issue a promissory note (the “Note”) for the amount advanced plus a 10% original issue discount. The Note matures on February 15, 2023, subject to the Company’s right to extend the note two times for three months each by issuing the investor 10,000 shares of the Company’s common stock on each extension. The Investor has the right to convert the unpaid principal amount and interest on the Note into shares of common stock at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. In connection with the Loan Agreement, the Investor will receive warrants to purchase up to 200,000 shares of common stock (based on a $200,000 investment) at $2.00 per share for a period of five years (the “GT Warrant”). The Investor was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. If after sixty (60) days of this offering (i) a registration statement for the common stock underlying the GT Warrants has gone effective, and is still effective, (ii) the 20-day volume-weighted daily average price of the Company’s common stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an event of default under the Note has not occurred, then the Company will have the option for thirty (30) days to elect to call the Investor’s unexercised GT Warrants at a price per GT Warrant equal to $0.10 per GT Warrant; provided that, the Company provides the Investor with written notice of its intent to redeem, and the Investor has thirty (30) days after receipt of notice to elect to exercise the GT Warrants. The GT Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the GT Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price.

On November 16, 2022, the Company and the Investor entered into amendment to the Note, pursuant to which the balance under the note may be converted into the Company’s common stock immediately upon the completion of the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the balance under the note being convertible into common stock immediately upon issuance.

On November 16, 2022, the Company and the Investor entered into amendment to the GT Warrant, pursuant to which the GT Warrants will not be exercisable until the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the GT Warrant being exercisable into common stock immediately upon issuance.

In February and March 2023, the Company offered shares in a private placement. The Company issued 267,500 shares at the price of $2.00 per share, raising a total of $535,000.

Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents and anticipated cash generated from sales of our services, will be sufficient to meet our anticipated cash needs for at least the next 24 months following the date of this prospectus.

Our future capital requirements will depend on many factors, including, but not limited to, the rate of our growth, our ability to attract and retain customers, and the timing and extent of spending to support our efforts to develop our software platform. Further, we may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity and/or debt financing. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. If we are unable to maintain sufficient financial resources, our business, financial condition and results of operations may be materially and adversely affected.

Cash Flows

Operating activities

Net cash used in operating activities was $418,064 and $138,387 for the years ended December 31, 2022 and 2021, respectively. The negative cash flows from operating activities for the year ended December 31, 2022 was primarily due to the net loss of 370,338, plus mainly the right of use asset of $108,863, offsetting mainly by increase in right of use liabilities of $110,138. Comparatively, the negative cash flows from operating activities for the year ended December 31, 2021 was primarily due to the net loss of $268,604.

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Investing activities

Net cash used in investing activities was nil for the years ended December 31, 2022 and 2021.

Financing activities

Net cash provided by financing activities was $200,461 and $307,378 for the years ended December 31, 2022 and 2021. The positive cash flows from financing activities for the year ended December 31, 2022 was primarily due the $153,000 of the net proceeds from issuing the promissory note and proceeds from line of credit of $46,845. Comparatively, the positive cash flows from financing activities for the year ended December 31, 2021 was primarily due to the $314,700 proceeds from SBA EIDL loan.

Emerging Growth Company Status

We are an “emerging-growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenue are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

BUSINESS

Overview

The U.S. pharmaceuticals market is the world’s largest national market and represents over 45% of the world’s global pharmaceuticals with sales exceeding $584B in 2021.4 U.S. pharmaceuticals are divided into two categories: controlled and non-controlled substances. The Controlled Substances Act (CSA) of 1970 is the statute establishing federal U.S. drug policy under which the manufacture, importation, possession, use, transport, security, storage, distribution and dispensing of controlled substances is regulated. The Drug Enforcement Administration (“DEA”) enforces these policies at the federal level and State Pharmacy Boards, Bureau of Narcotics and Departments of Health have enforcement authority at the state level. The stricter of the two regulations must always be followed.

Our mission focuses on developing integrated solutions for the professionals who are required to manage the transport, security, storage and distribution of pharmaceuticals within the lawful supply chain and be compliant with federal and state regulations. Our mission is to keep pharmaceuticals secure from the manufacturer/distributor to the patient by delivering integrated security solutions across the United States and Canada.

The Scripps System™ is a Platform as a service (PaaS) Solution to keep pharmaceuticals secure within the lawful supply chain. Currently, we sell DEA compliant safes and vaults with integrated access control system management. We anticipate adding new solution features in the near term that will include advanced inventory management, supply chain tracking, audit tracking capability and diversion control. Within two years we anticipate adding advanced analytics, and application programming interfaces (“API”) to common healthcare applications.

Scripps Safe currently has over 600 healthcare clients who have purchased our currently available DEA compliant vaults and safes with integrated access control/management systems. To date, our revenue has not been concentrated to any one particular vertical or among a small number of customers.

4 https://www.statista.com/topics/1719/pharmaceutical-industry/

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Market Need and Opportunity

Pharmaceutical Drug Diversion

In 2021 over 18,278 opioid related overdose deaths were reported, directly attributable to diverted pharmaceuticals.5 In 2021 a total of 107,521 people died in the USA to a drug overdose with 75% related to an opioid according to the CDC.

Pharmaceutical Drug Diversion is defined as the transfer of a drug from a lawful to an unlawful channel of distribution or abuse. The impact of drug diversion in the U.S. is:

●	$72.65 billion a year – Economic Cost[6]
●	$120 billion a year – Lost Labor and Productivity[2]
●	$45 - $150 billion – Litigation & Settlement Costs[7]
●	Pharmacy / Healthcare Facility Risks:

○	Risk of violent crime
○	Risk to patient health and security
○	Workplace risk to employees
○	Negative publicity
○	Remediation costs
○	Regulatory and civil liability
○	Loss of federal funding (Medicaid)
○	Loss of license

○	Destroying lives, families and communities

Drug diversion is not uncommon and can result in substantial risk not only to the individual who is diverting the drugs but also to patients, co-workers, and employers. Drug diversion can occur at any point along the supply chain. The true devastation of drug diversion and economic impact is immeasurable.

Market Opportunity and Growth

This market is primarily driven by the growth and distribution of pharmaceuticals. Pharmaceutical security solutions ARE REQUIRED BY LAW.

Three companies—McKesson, AmerisourceBergen, and Cardinal Health—account for approximately 90% of drug distribution revenue in the United States. Each of the Big 3 distributors appear in the top 15 companies ranked in the 2021 Fortune 500 list, and each recorded revenue of over $162 billion for 2021, following years of steady growth.8

5 https://nida.nih.gov/drug-topics/trends-statistics/overdose-death-rates

6 Source: National Drug Control Budget: FY 2018 Funding Highlights

7 https://www.bloomberg.com/news/articles

8 Publicly reported revenues

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Figure 1

From 2011 – 2021 the pharmaceutical market has grown approximately 95.2% and continues to show a steady upward trajectory.

Based on the overall size of the pharmaceutical market, the current U.S. federal and state security requirements and the number of controlled substance license holders, Scripps Safe estimates the addressable pharmaceutical security market for the Scripps SystemTM to be $16.5B in the United States. Based on the current laws, market dynamics and growth, pharmaceutical security is estimated to be a €6.14B/year9 opportunity within the European Union (EU).

Target Verticals

Pharmaceuticals are divided into two categories: controlled and non-controlled substances. There are many high value non-controlled substances that need to be protected in the supply chain. These include but are not limited to OTC medications, vaccines, Viagra, birth control pills, steroids and pet medications. However, the target verticals will generally be focused on securing and protecting controlled substances.

In order to manufacture, carry, dispense, handle or prescribe controlled substances an individual must register with the DEA, their State Pharmacy Board, Bureau of Narcotics and/or Department of Health. Upon approval registrants are awarded their license as a practitioner, mid-level practitioner or non-practitioner. The laws regarding the security and handling of controlled substances varies by each of these groups. Scripps Safe is not a medical practitioner, mid-level practitioner or non-practitioner and is not required to have a state or federal controlled substance license.

Controlled substances are categorized by the DEA into five (5) distinct categories or schedules depending upon the drug’s acceptable medical use and the drug’s abuse or dependency potential. The abuse rate is a determinate factor in the scheduling of the drug; for example, Schedule I drugs have a high potential for abuse and the potential to create severe psychological and/or physical dependence. As the drug schedule changes— Schedule II, Schedule III, etc., so does the abuse potential— Schedule V drugs represents the least potential for abuse. Drugs may include the parent chemical and do not necessarily describe the salts, isomers and salts of isomers, esters, ethers and derivatives which may also be classified as controlled substances.10

There are currently 1.9 million DEA controlled substance licenses, broken out as follows:11

9 EFPIA (European Federation of Pharmaceutical Industries and Associations), 2020

10 https://www.dea.gov/drug-scheduling

11 https://www.dealookup.com/

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●	Physicians	1,352,890
●	Nurses/PAs	446,573
●	Pharmacy	70,905
●	Hospital/Clinic	18,722
●	Researcher	11,919

Net new licenses are currently growing about 7% per year. Several market dynamics can and will dramatically increase this number. One, is the opioid settlements and litigation. The massive infusion of opioid settlement funds is expected to funnel billions of dollars in grants to open new opioid treatment facilities within the next few years. Two, is the massive approval of medical marijuana across many states, creating a virtually new industry and expanded add-on business for many existing providers. Narcotic treatment providers and medical marijuana (schedule I) would be held to the highest government standards for security and handling. Scripps Safe breaks out our current target vertical markets and priority as follows:

●	Scripps Safe’s top three target strategic verticals are mobile pharmacy including EMS/Fire/ RescuePharmacy/ Home Health Delivery, Addiction/ Medication Treatment Facilities and Distributed Supply Chain plus those needing the Highest Security Requirements Required by Law

○	Government, Law Enforcement, Military, Prisons
○	Hospitals, Research, Universities, Independent Testing Labs, Medical and Veterinary Practices
○	Manufacturers, Distributors, Reverse Distributors, Importers, Exporters, Compounders
○	Narcotic/ Medication Treatment Facilities, Bio & Life Sciences, Assisted/ Acute Care

●	Maximum Crime and Anti-Diversion Risk

○	Chain & Independent Pharmacies
○	Mobile Pharmacy: First Responders/ EMS/Fire/Delivered Home Health Care –
○	Animal Handlers/ Veterinary Care
○	Hospice & Assisted/ Acute Care Facilities

●	Solution Launch Priority by Vertical in 2023

○	Scripps System™ Mobile Pharmacy – 1H2023
○	SafeDispense® for Hospitals – 1H2023
○	Guardian Series® for Addiction/ Medication Treatment Facilities – 1H2023
○	TRXP Series® for Assisted Care Facilities and Chain Pharmacies 2H2023
○	SMART Series™ Vaults for Manufactures & Distributors 2H2023 C1SAFE®Analytical & Research Labs 2H2023

●	Future Verticals/Opportunities – 2024 - 2025

○	Vaccine Transportation & Storage Solutions (2024)
○	Cold Chain Storage Solutions (2024)
○	Scripps Pharma Tracking Command Center (2025)
○	U.S. Strategic Drug Vault® (2025)

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These priorities were chosen based on highest market/legislative need, competitive advantage, lowest barriers to entry, solution availability and strongest market opportunity.

Competition

The competitive environment for pharmaceutical security is disparate, fragmented, non-integrated commodity products and/or general non-compliance.

By target vertical the competitive solutions currently serving the market are as follows:

●	Hospitals – 1) Very expensive medication management and dispensing solutions which are not DEA compliant for storage. No integration to secure enclosures.

●	Pharmacy – 1) No solution at all 2) Commodity products 3) Not integrated

●	Mobile Pharmacy: EMS/Fire Rescue/ Home Health Care – 1) Very fragmented solution options 2) Non-UL/Non-compliant disparate systems 3) Commodity products. The biggest competitor in this space has stopped servicing their product opening a tremendous opportunity for Scripps Safe.

●	Bio & Life Sciences – 1) Great market opportunity, currently no leaders in this space.

●	Narcotic/ Medication Assisted Treatment Clinics, Animal Handlers –

1) Commodity products with no software or technology integration

●	Assisted/ Long-Term/ Acute Care Facilities – No competitors in this space. Currently only using commodity products.

The greatest competitive “challenges” are complacent non-compliance, no solution at all, and addressing customer purchasing behavior. Our top 2 target verticals are EMS/Fire/Ambulance and Addiction Treatment Facilities. The competitive opportunity in Mobile Pharmacy: EMS/Fire/Ambulance is our biggest competitor has stopped servicing their product. The competitive opportunity for Addiction Treatment facilities is two-fold. One, there are no market leaders addressing this vertical and two, the cost of pharmaceutical security solutions for treatment providers (up to $8,000 for facilities and $250,000 for mobile treatment operations) are covered by SAMSHA (Substance Abuse and Mental Services Health Administration) grants.

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Solutions and Products

I.	The Scripps System™ PaaS Solution

The patent approved Scripps System™ is designed to eliminate drug diversion throughout the supply chain. This is an integrated system of transport, storage, dispensing and inventory management with direct supervision surveillance and access control system management connected to track and trace serialization requirements. This system will integrate to advanced diversion analytics, customer’s pharmacy management and inventory systems, customized reporting, advanced artificial intelligence and machine learning to empower real time knowledge leading to smarter decisions.

The Scripps System™ keeps drugs safe from manufacturer to the patient with end-to-end chain of custody solutions. This system currently includes the following brand segments and product lines: Rescue Series®, TRXP Series®, Guardian Series®, C1SAFE® and SafeDispense®.

On-going R&D is planned for each of these product lines to development competitive, game changing and patented solutions to continue bringing innovation to compliance.

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Turnkey System

The Chief Pharmacist will have the ability to manage permissions and access across the entire pharmacy narcotics workflow. Permissions can be centrally managed, audited, revoked and issued across each of the narcotics vaults. The central administrator will have 24/7 administrative supervision and audit control backed by video technology.

Pre-Integrated & Tested

The Scripps System™ integrates all these components to work together to significantly reduce the risk of internal diversion, tampering, narcotics substitutions or theft.

Growth is Easy

When your needs grow so does your system. Seamless turnkey future growth and expansion make growth easy at minimal cost. Whether you need to add one vault to the new surgery unit or inpatient facility, your plug-in security system easily expands.

Compliant Monitoring Technology

The Chief Pharmacist now can monitor all flow and usage no matter the day or time. In compliance with State and Federal law, the Chief Pharmacist will have constant supervisory view over the entire pharmacy narcotics workflow with the patented Scripps System™ covert digital video camera solution.

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Customer Benefits

Pharmaceutical security solutions lower drug diversion while reducing healthcare costs and keeping everyone safe. Scripps Safe solutions go beyond security to bring smart innovation to compliance. The Scripps System™ patented solution uniquely integrates the DEA’s Controlled Substance Act to the FDA’s Drug Supply Chain Security Act for a seamless workflow environment.

Healthcare facilities will have integrated systems, chain of custody management, streamlined operations, reduced costs and reduced risks of drug diversion. This creates a safer healthcare environment for patients, staff and communities.

Creating a Safer Healthcare Environment®

Integrated Pharmaceutical Security Benefits

Competitive Advantage

We believe Scripps Safe presents the only vertically integrated system that integrates across healthcare systems meeting all federal and state security requirements including constant supervision surveillance.

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In 2021, NASCSA (National Association of State Controlled Substance Authorities) chose Scripps Safe Executive to be honored with the Annual President’s Award, a significant industry recognition.

We Bring Innovation to Compliance®

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We believe our competitive advantage is a fully integrated and autonomous system that has patent protection.

Pricing - Subscription Recurring Revenue Model

Scripps Safe currently has a flat rate transactional pricing model. With the support of the capital raise, we plan to re-launch/launch our new solutions with a recurring subscription revenue monthly pricing model.

Monthly - Per Unit/User Pricing for Access Control System Automated Dispatch System

This is a standard PaaS pricing model, where users pay different amounts based on the number of individuals using the hardware, software and requiring dispatch codes. Accounts would have 3 to 10-year service contracts.

Monthly Subscription License - Feature Based Pricing for Solution Bundles

PaaS pricing model customized to a customer’s feature requirements, offering different tiers of support on services and upgrades available. Accounts would have 3 to 10-year service contracts.

Scripps Safe will make money through the following:

○	Sale and/ or Leasing of Hardware
○	Long-Term/ Ongoing Service and Support Contracts
○	Extended Warranty Packages
○	Consulting Services
○	Data & Analytics Revenue Stream

Intellectual Property

●	Utility Patent Granted – 1

Scripps Safe was issued United States Patent No. US11,257,314 - – AUDITABLE SECURITY SYSTEM FOR SECURE ENCLOSURE.

In summary, this approved patent is directed to an auditable security system for preventing unlawful diversion of goods and/ or services.

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■	We believe this patent’s claims cover having the ONLY fully networked secure enclosure with camera surveillance in the US.

■	We believe this patent potentially allows Scripps Safe to be the ONLY vendor who can offer this fully integrated solution meeting the Controlled Substance Act of 1970, the FDA’s Drug Supply Chain Security Act of 2013 and State Pharmacy Board security requirements for constant supervision.

■	Currently NY & Illinois DO require constant supervision technology, which we believe only Scripps Safe would be able to provide through a single integrated solution.

●	Trademarks Granted - 13

○ ○	1. Scripps Safe Logo® 2. Rescue Series®

○	3. TRXP Series ®
○	4. Guardian Series®
○	5. SafeDispense ®
○	6. C1SAFE®
○	7. Total Rx Protection®
○	8. U.S. Strategic Drug Vault®
○	9. We Bring Innovation to Compliance®
○	10. Creating A Safer Healthcare Environment®
○	11. We’re Ending The Opioid Crisis®
○ ○	12. Protecting the Chain of Custody® 13. Cross & Shield Logo Art in Scripps Safe logo®

●	Trademarks Filed & Pending - 3

○	Scripps SystemTM
Smart SeriesTM
Central DispenseTM

●	Patents Design Pending – 1

○	Design patent application number: 29761955 – Product design in support of The Scripps System™

Marketing

Solutions Managers, Market Managers, Marketing Operations & Analytics leaders empowered to drive a fully integrated marketing ecosystem by decision maker, influencer and industry executives.

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Direct & Partner Sales

Ambulance Manufacturers, Medical Supply Distributors, Northwell GPO (already a Member), MHA GPO, LabRepCo GPO, Hospital GPO’s, Federal & State GSA, Healthcare Engineering & Design Firms, Healthcare Consulting Firms

Vertical Channel Strategy

Channel Campaigns, Buying Alliances, Manufacturers, Service Providers, Healthcare Compliance Officers, Consultants, GC’s, Mobile Briefing Centers, CE Education, Business Partners – Co-Marketing/ Joint Campaigns

Go to Market Channels

SEO, PPC, Mobile, Affiliate, Display, Social Media, Blogs, Apps, Video, Web Design, Events Calendar

Content Marketing

Unique Content, Customer References, Testimonials, Case Studies, Articles, Newsletters, Blog, Webinars, Deliverables, Language Translations

Influencers

DEA, NADDI, NASCA, State Pharmacy Boards, Vertical Industry Associations, Educational Institutions, Dept of Health

Advocacy

Promulgate legislation through Coalition for 21st Controlled Substances Act (CSA 21)

Promotion

PR Partner Team – Press Releases, Run Print Ads, Broadcast Media, Detail PR Plans to support solution launch events.

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Associations

Scripps Safe currently has marketing agreements with the following associations:

●	AAP – American Associated Pharmacists

●	APhA – American Pharmacy Association

●	APPA – American Pharmacy Purchasing Alliance

●	CARE – Pharmacy Cooperative

●	IPA – Independent Pharmacy Alliance

●	Keystone – Pharmacy Purchasing Alliance

●	PFOA – Pharmacy Practitioners & Owners Association

●	Pharmacist Mutual Insurance (PHMIC)

●	RxPlus Pharmacies

●	Southern Drug Store Solutions

●	SPC Southern Pharmacy

●	WSPC – Western States Pharmacy Coalition

Facilities

Our corporate headquarters is located in 9051 Tamiami Trail N, Suite 201, Naples, FL 34108. We have entered into a lease agreement, for our corporate headquarters which lease provides for monthly base rent of $2,200 and expired in April 2022. The lease is currently $2,300 per month on a month-to-month basis. We have entered into a three-year lease agreement for distribution, customer support and order processing for 5,000 sq feet of office space at 100 Technology Way, Jeffersonville, IN 47130 for a monthly base rent of $2,291.67 beginning 5/1/2022, with an option to renew.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Executive Officers:
Jacqueline von Zwehl	47	Chief Executive Officer, Chairman of the Board of Directors and Director
Craig Steinhoff	45	Chief Financial Officer
James Egan	73	Director, Audit Chair, Independent Board
Tim Theriault	66	Director, Human Capital and Compensation Chair, Independent Board
Steven Ruhl	65	Director, Independent Board
Doug Balog	61	Director, Nominating & Governance Chair, Independent Board

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Executive Officers and Directors

Jacqueline von Zwehl, Chief Executive Officer & Chairman of the Board

Ms. Von Zwehl founded Scripps Safe, Inc. in 2016. She is passionate about pharmaceutical security and creating a safer healthcare environment. In her current role, she consults hospitals, pharmacies, federal healthcare, EMS, private ambulance, law enforcement, opioid treatment clinics, manufactures and others on the compliance and safe handling, transportation, storage and dispensing of pharmaceuticals. She is an expert on DEA, SAMHSA regulations and State Board/Bureau of Narcotic guidelines. Ms. Von Zwehl is an advisor to State and Federal lawmakers on controlled substance trends, legislation and drug diversion risks.

Career Highlights

●	22+ Years Global Healthcare Technology & SW Solutions Leader
●	11+ Years Executive & Management Career at IBM focused on Healthcare Solutions
●	Managed 220+ Employees, managed Global P&L and influenced Billions in Revenue
●	Led software development teams in CA, Austin, Canada, Israel and India
●	Consulted clients in healthcare software solutions in over 25 countries
●	BA, Film & English Literature, New York University
●	MBA, Marketing & Finance, Penn State University

Ms. Von Zwehl lives in Naples, FL. She is proud to support her family’s charitable foundation and philanthropic work around the world. The Family Foundation has funded and built 44 medical clinics around the world, St Joseph’s Hospital in Jerusalem, four primary schools in Vietnam and three orphanages in Russia.

Craig Steinhoff, Chief Financial Officer

Craig Steinhoff has been a Principal at HBK CPA’s & Consultants for over 14 years. Craig is acting as Scripps Safe’s interim CFO on a full-time basis as we conduct an executive search for a permanent Chief Financial and Operating Officer (CFOO). Craig does not have any conflicts of interest in performing the duties of this role. He manages a wide range of tax, accounting, audit, business advisory, financial planning, and other business operational and support with expertise across multiple industries. His experience is backed by a B.S. in Accounting from Capital University.

James Egan, Director, Audit Chair, Independent Board

Jim Egan has served as the Non-Executive Chairman of PHH Corporation (NYSE: PHH), a mortgage origination and servicing business, from 2009 to 2020. He was a Chairman of the Audit Committee and a member of the Compensation and Governance committees.

Jim recently served as Board Advisor and Executive Coach to a privately-owned master plan community, real estate developer. He currently serves as the Chairman of the Audit Committee of a privately owned and operated hospital system. He served as a Managing Director of Investcorp International, Inc, an alternative asset management firm specializing in private equity, hedge fund and real estate investments, from 1998 through 2008. Jim was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998.

He also served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. (currently Graphic Packaging Holding Co.); a global paper, packaging and machinery company from 1996 to 1997. Jim began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as a partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996.

Jim possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including, among others, retail, consumer, distribution, industrial and financial services.

As a director, Jim brings to the board of directors a wide range of skills and experience in strategy development; operations, financial expertise; governance; risk management, and regulatory compliance.

Tim Theriault, Director, Human Capital and Compensation Chair, Independent Board

Tim Theriault is an executive with more than 30 years of experience in various leadership roles for publicly traded and private companies. Tim currently serves on the Boards of Directors for Alliance Data Systems (NYSE:ADS) and previously the Vitamin Shoppe (NYSE:VSI). Alliance Data Systems, where Tim serves on the Audit and Nominating and Governance Committees, provides a portfolio of integrated outsourced marketing solutions, including customer loyalty programs, database marketing services, end-to-end marketing services, analytics and creative services, direct marketing services, and private label and co-brand retail credit card programs. Vitamin Shoppe, where Tim served on the Audit, Compensation, and IT Committees, operates as an omni-channel specialty retailer of nutritional products in the United States and internationally. Tim left the Board when the Vitamin Shoppe was sold in December, 2019.

Tim most recently served as Executive Vice President and Global Chief Information Officer for Walgreens Boots Alliance, Inc. a Fortune 20 company. During his career he has held leadership positions within information technology, business leadership with P/L responsibility, global operations, innovation, and continuous improvement at companies with annual revenues ranging from $4B to over $100b. His experience includes a wide variety of industries, including healthcare, financial services, retail, and manufacturing. He consistently served as a key advisor to CEOs and boards, as well as strategic partner to the business, helping to provide proactive advice designed to further business objectives while managing risk.

He has applied his skill set to a variety of challenges facing executive teams and boards over the course of his career. Tim has gained significant recognition for his leadership in technology, financial services, retail, and healthcare. At the same time, Tim provided key leadership around cyber security, Cloud, Analytics, Mobile, and other progressive technology solutions. Tim is an avid reader of emerging technologies and how they drive business value. Tim has also led significant mergers and acquisitions in retail, healthcare, and financial services. Having participated in hundreds of board and board committee meetings as an executive or as a board member, Tim has a wealth of practical knowledge and experiences and a common sense approach to board service.

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Steven Ruhl , Director, Independent Board

Steven Ruhl joined Scripps Safe Board in March 2022. He currently serves as the Chief Scientific Officer for Forte Biosciences. In this role, he is responsible for Forte’s technology and scientific needs and issues. He works with management to determine the short- and long-term technical requirements and investments to help the company reach its goals. He has over 35 years of experience in biopharmaceutical development and commercial manufacturing including technical roles with commercializing first in class products and commercial technology transfers associated with large capital projects. He has managed manufacturing of scheduled drug products in the US and EU. Before joining Forte, Mr. Ruhl supported a direct phase 3 transfer of a COVID warp speed monoclonal antibody downstream process at ThermoFisher, contributing to an accelerated PPQ campaign readiness with an external partnership and third-party sending site. Prior to that, Mr. Ruhl held positions of increasing responsibility and leadership at various biopharmaceutical companies, including IDEC Pharmaceuticals as Technical and Commercial Manufacturing Supply Director and Amgen as Commercial Drug Product Development Executive Director and Amgen Ireland Site Process Development Head. Mr. Ruhl received his B.Sc. in Microbiology and Chemistry from Brigham Young University.

Doug Balog, Director, Nominating & Governance Chair, Independent Board

Doug Balog is a seasoned executive in the IT industry. He currently is an investor, board member, advisor and/or consultant to numerous technology companies involved in areas such as Hybrid Cloud, Data Protection, Cybersecurity and Artificial Intelligence/Machine Learning.

Previously, Doug spent 37 years at IBM and was a senior executive for IBM’s Systems Business responsible for the portfolio innovation, sales growth and business unit performance of their Storage, Server, and Mainframe hardware businesses. In these roles, Doug traveled the world to work with some of IBM’s largest customers, business partners, ecosystem members, and cloud providers to architect next generation IT solutions.

Doug graduated from Pennsylvania State University with a B.S. in Computer Science and has maintained a close relationship with the university as an Alumni Club member as well as a member of the Penn State College of Information Sciences and Technology’s Board of Advisors. He and his wife have established the Balog Educational Grant at Penn State to help women and diverse students fulfill their dreams of a STEM degree.

Board Composition

Our board currently consists of 5 directors, Jacqueline Anz von Zwehl, Steven Ruhl, Tim Theriault, James Egan, and Doug Balog. Messrs. Ruhl, Theriault, Egan and Balog are “independent directors” within the meaning of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market (“Nasdaq”).

Family Relationships

No family relationships exist between any of our officers or directors.

Role of Board of Directors in Risk Oversight Process

The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The purpose of the Risk and Audit Committee is to assist the board of directors in fulfilling its fiduciary oversight responsibilities relating to (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the Company’s compliance with legal and regulatory requirements, and (4) the independent auditor’s qualifications and independence. Through its regular meetings with management, including finance and legal, the Risk and Audit Committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The members of our Audit Committee are James Egan, Steven Ruhl and Tim Theriault, with James Egan serving as the Chairperson. Each of Mr. Ruhl, Mr. Theriault, and Mr. Egan are independent under the rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market applicable to audit committee members. Our board of directors has determined that each of Jim Egan, Steven Ruhl, and Tim Theriault qualify as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq Stock Market.

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Our Audit Committee has the responsibility for, among other things, (i) selecting, retaining and overseeing our independent registered public accounting firm, (ii) obtaining and reviewing a report by independent auditors that describe the accounting firm’s internal quality control, and any materials issues or relationships that may impact the auditors, (iii) reviewing and discussing with the independent auditors standards and responsibilities, strategy, scope and timing of audits, any significant risks, and results, (iv) ensuring the integrity of the Company’s financial statements, (v) reviewing and discussing with the Company’s independent auditors any other matters required to be discussed by PCAOB Auditing Standard No. 1301, (v1) reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations, (vii) overseeing the Company’s internal audit department, (v) reviewing, approving and overseeing related party transactions, and (viii) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Human Capital and Compensation Committee

The members of our Compensation Committee are Tim Theriault, and James Egan, with Tim Theriault serving as the Chairperson. Our Compensation Committee has the responsibility for, among other things, (i) reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives, (ii) reviewing and recommending to the Board the compensation of all other executive officers, (iii) reviewing and recommending to the Board incentive compensation plans and equity plans, (iv) reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related information to be included in the annual report on Form 10-K and proxy statements.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Steven Ruhl with Steven Ruhl serving as the Chairperson. Our Nominating and Corporate Governance Committee has the responsibility relating to assisting the Board in, among other things, (i) identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, (ii) recommending to the Board the approval of nominees for director, (ii) developing and recommending to our board of directors a set of corporate governance guidelines, and (iv) overseeing the evaluation of our board of director.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all of our directors, officers and employees. Upon the completion of this offering, the full text of our code of conduct will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our shares of common stock.

Board Diversity

Each year, our nominating and corporate governance committee will review, with the board of directors, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates, our nominating and corporate governance committee will consider factors including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments and diversity. While we have no formal policy regarding board diversity for our board of directors as a whole nor for each individual member, the nominating and corporate governance committee does consider such factors as gender, race, ethnicity, experience and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the board of directors.

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Effective upon completion of this offering, our board of directors will include at least one female director.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The amounts a represent the compensation awarded to or earned by or paid to our named executive officers for the years ended December 31, 2022, 2021, and 2020:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacqueline von Zwehl	2022	$114,205	$0	$0	$0	$0	$0	$0	$114,205
CEO	2021	$108,625	$0	$0	$0	$0	$0	$0	$108,625
	2020	$50,443	$0	$0	$0	$0	$0	$0	$50,443
Craig Steinhoff (2)	2022	$25,504	$-	$-	$-	$-	$-	$-	$25,504
CFO	2021	$-	$-	$-	$-	$-	$-	$-	$-
	2020	$-	$-	$-	$-	$-	$-	$-	$-

(1)	Represents the aggregate grant date fair value of equity compensation awards granted to the named executive officer, computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements included elsewhere in this prospectus for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(2)	Mr. Steinhoff was not a Chief Financial Officer of the Company in 2020 or 2021.

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Executive Employment Agreements

Jacqueline von Zwehl

On April 1, 2022 Jacqueline von Zwehl executed an Employment Agreement (the “Zwehl Employment Agreement”) for her service as our Chief Executive Officer. She will be paid a base salary of $325,000 per year upon completion of the Company’s initial public offering and will be eligible to earn an annual bonus based on the achievement of certain goals and performance criteria established by our Board of Directors. For the fiscal years 2022-2025, the annual bonus will be 20% of the current base salary with a maximum payout of 150% based on target achievement. The employment is “at-will” and the Zwehl Employment Agreement can be terminated any anytime, however, if the she is terminated without cause or if she resigns for Good Reason (defined therein) she shall receive an amount equal to twelve months (12) of Executive’s then-current base salary (the “Severance Payout”). The Severance Payout is payable in equal installments over the subsequent 12 month period.

Consulting Agreements

In August 2021, the Company entered into a service agreement with Greentree Financial Group, Inc. (“Greentree”) to provide certain services to the Company, including assisting the Company in responding to comments from Nasdaq, preparing a code of conduct, preparing employment agreements, and advising the Company with financial statements. In exchange for the services, Greentree is entitled to receive an amount of shares of the Company’s common stock equal to 3.0% of the total outstanding shares prior to this offering. In addition, Greentree shall receive warrants (the “Warrants”) to purchase 200,000 shares of common stock at $2.00 per share. The Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price. Greentree was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. The shares of common stock and Warrants have not yet been issued as certain pre-conditions have not yet been met.

In August 2021, the Company entered into a Business Service Development Agreement (the “Business Service Development Agreement”) with Gerald R. Newman & Associates whereby Mr. Newman will provide certain services to the Company, including general business consulting, strategic relationships and the recruiting of certain key personnel. Pursuant to the agreement, Newman is entitled to receive shares of common stock equal to 8% of the total shares outstanding prior to this offering. Commencing upon the closing of the offering, Newman shall be entitled to a fee of $5,000 per month for twelve months, less the $10,000 fee that was prepaid. The shares have not yet been issued as certain pre-conditions have not yet been met. On July 13, 2022, the Business Service Development Agreement was amended to include a lock up period commencing as of the date the shares are issued and ending six (6) months from the date the Company is listed as a public company.

Compensation of Directors

With the exception of Mrs. von Zwehl, our directors do not currently receive any compensation other than reimbursement for expenses incurred during the performance of their duties or their separate duties as officers of the Company. We intend to approve a compensation plan for directors that will take effect upon completion of this offering.

Equity Incentive Plans

2022 Equity Incentive Plan

On April 15, 2022 our Board and stockholders adopted the 2022 Equity Incentive Plan (the “2022 Plan”). The purpose of the 2022 Plan is to advance the interests of our stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to us and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

Each stock option granted shall be exercisable at such times and terms and conditions as the Board may specify in the applicable option agreement, provided that no option will be granted with a term in excess of 10 years. Upon the adoption of the 2022 Plan, we reserved for issuance 1,200,000 shares of common stock. There are 1,200,000 shares of common stock authorized for non-statutory and incentive stock options, restricted stock units, and stock grants under the 2022 Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. As of August 15, 2022, we had not made any grants under the 2022 Plan.

The 2022 Plan is administered by our Board. The persons eligible to participate in the 2022 Plan are as follows: all of our employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form) are eligible to be granted Awards under the 2022 Plan. Each person who is granted an Award under the 2022 Plan is deemed a “Participant.”

The 2022 Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until April 15, 2027, whichever is earlier. The 2022 Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

As of the date hereof, no grants have been made or awarded under the 2022 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below and compensation arrangements, including employment, and indemnification arrangements, discussed, there have been no transactions since January 1, 2019, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements

Our amended and restated certificate of incorporation, which will be effective upon the completion of this offering, will contain provisions limiting the liability of directors, and provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation will also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors.

We intend to enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements will provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation, limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Policies and Procedures for Related Party Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this prospectus is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of May 5, 2023 by (i) any person or group beneficially owning more than 5% of any class of voting securities; (ii) our directors, and; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group as of the date of this prospectus. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address of all listed stockholders is c/o 9051 Tamiami Trail N, Suite 201, Naples, FL 34108.

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Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Before Offering	Percentage of Common Stock After Offering
Directors and Officers:
Jacqueline von Zwehl, Chief Executive Officer, Chairman of the Board of Directors and Director	7,120,000	78.57%	69.38%
Craig Steinhoff, Chief Financial Officer	-		-
James Egan, Director, Audit Chair	40,000	.44%	.39%
Tim Theriault, Director, Compensation Chair	40,000	.44%	.39%
Steven Ruhl, Director, Risk & Compliance Chair	15,000	.17%	.15%
Doug Balog, Director, Nominating & Governance Chair	40,000	.44%	.39%
All Executive Officers and Directors as a Group (6 persons)	7,255,000	80.06%	70.69%

Beneficial owners of more than 5%:
Jacqueline von Zwehl	7,120,000	78.57%	69.38%
Gerald Newman	640,000	7.06%	6.24%
Christopher von Zwehl	595,000	6.57%	5.8%

*	represents less than 1%

DESCRIPTION OF SECURITIES

A description of our capital stock and the material terms and provisions of our certificate of incorporation and our amended and restated bylaws that will be in effect upon the completion of this offering and affecting the rights of holders of our capital stock is set forth below. The forms of certificate of incorporation and our amended and restated bylaws to be adopted in connection with this offering are filed as exhibits to the registration statement relating to this prospectus.

Upon completion of this offering, our authorized capital stock will consist of 15,000,000 shares of stock, all with a par value of $0.01. There is only one class of stock authorized and no preferred stock.

Common Stock

Upon completion of this offering, our authorized common stock will consist of 15,000,000 shares of common stock, par value $0.01. Immediately following the completion of this offering, the Company will have 10,262,500 shares of common stock issued and outstanding (assuming no exercise by the underwriters of their option to purchase additional shares).

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended and restated, provides that there is no cumulative voting for directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights to acquire additional securities issued by the Company.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up, after the payment of all claims of the Company’s creditors and preferential amounts to the holders of shares of preferred stock, the remaining assets of the Company legally available for distribution to its stockholders shall be distributed among the holders of shares of common stock, pro rata based on the number of shares outstanding held by each such holder.

Preferred Stock

We have not issued any preferred stock.

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Underwriter Warrants The following summary of certain terms and provisions of the Underwriter Warrants that are being issued to the representative hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrant.

Duration and Exercise Price

Each Underwriter Warrant offered hereby will have an initial exercise price equal to $5.50 per share of common stock (110% of the initial public offering price per share of common stock). The Underwriter Warrants will be immediately exercisable and will expire five years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Underwriter Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Transferability

Subject to applicable laws and certain exceptions, the Underwriter Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. The common stock issuable upon exercise of the Underwriter Warrants will be listed on the Nasdaq Capital Market in connection with this offering.

Right as a Stockholder

Except as otherwise provided in the Underwriter Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Underwriter Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Underwriter Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Underwriter Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Underwriter Warrants will be entitled to receive upon exercise of the Underwriter Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Underwriter Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction.

Delaware Law

We will be governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Choice of Forum

Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty by any of our directors, officers or other employees to us or our stockholders; any action asserting a claim against the Company, our directors or officer or employees directors arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws or any other action asserting a claim against us our directors or officers or employees that is governed by the internal affairs doctrine. This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

Furthermore, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions in our certificate of incorporation to be inapplicable or unenforceable

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Limitations of Liability and Indemnification

Our certificate of incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

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Our bylaws, as amended, provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, as amended, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing

We have applied to list our common stock on the Nasdaq Capital Market and have reserved the symbol “SCRP”. We will not consummate this offering unless our listing application is approved.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering, we will have 11,10,262,500 shares of common stock outstanding (or 10,442,500 shares if the underwriters’ option to purchase additional shares is exercised in full).

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the shares held by our executive officers, directors, employees and 1% and greater stockholders will be subject to lock-up restriction for an initial period of 180 days from the closing of the offering described under “Underwriting” (Lock-Up Agreements)” beginning on page 62. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above).

●	beginning 180 days and on each of the 270 days and 350 days after the date of this prospectus, for our executive officers, directors, employees, and 1% and greater stockholders, [__] additional shares will become eligible for sale in the public market.

●	This does not include shares of common stock that may be issuable upon exercise of outstanding options held by our officers and directors.

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Lock-Up and Market Standoff Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and our 1% and greater stockholders have agreed not to, without the prior written consent of the representative, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock or any securities convertible into or exercisable or exchangeable for our common stock (the Lock-Up Securities”), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions. In the case of our officers, directors and 1% and greater stockholders, the foregoing restrictions shall apply to all Lock-Up Securities of such persons for 180 days following the date of this prospectus.

Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our common stock on behalf of our affiliates are entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares of our common stock that does not exceed the greater of:

●	1% of the number of shares of our capital stock then outstanding, which will equal [__] shares (or [__] shares if the underwriters’ option to purchase additional shares is exercised in full) immediately after the completion of this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales of our common stock made in reliance upon Rule 144 by our affiliates or persons selling shares of our common stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock and warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

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Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of common stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “— Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “— Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

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EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

Spartan Securities, LLC (“Spartan” or the “Representative”) is acting as the representative of the underwriters and the book-running manager of this offering. We have entered into an underwriting agreement dated  [___]                           , 2023 with the Representative. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Spartan Securities, LLC
Total

The underwriters are committed to purchase all shares of common stock offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares offered by us to the public at the initial public offering price set forth on the cover of the prospectus. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

Underwriting Commissions and Discounts and Expenses

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	No Exercise	Full Exercise
Initial public offering price	$5.00	$6,000,000	$6,900,000
Underwriting discounts and commissions to be paid by us (9.0%):	$0.45	$540,000	$621,000
Proceeds, before expenses, to us	$4.55	$5,460,000	$6,279,000

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment shares) with the SEC; (b) all FINRA public offering filing system fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such closing shares and over-allotment shares on Nasdaq; (d) all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other foreign jurisdictions as Spartan may reasonably designate the costs, if any, of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any Blue Sky Surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (e) the costs of preparing, printing and delivering the securities; (f) fees and expenses of the transfer agent for the securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; (h) the fees and expenses of the Company’s accountants; (i) a non-accountable expense allowance to the Representative equal to 1% of the aggregate gross proceeds derived from the offering; and (j) a maximum of $175,000 for fees and expenses including “road show”, diligence and reasonable legal fees and disbursements for underwriters’ counsel.

We have agreed to the payment of $25,000 to be applied against Spartan’s expenses (“the Advance”). Upon acceptance of the engagement by Spartan, the Company delivered to Spartan the Advance. Such Advance will be applied against the Representative’s expenses in connection with the offering, and to the extent not actually incurred, such Advance shall be reimbursed to us.

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We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $[__$760,000_].

Over-Allotment Option

We have granted the Representative of the underwriters an option to purchase from us, up to 180,000 additional shares of common stock within 45 days from the date of this prospectus to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the initial public offering price of one share, as applicable, less the underwriting discount.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, on behalf of itself and any successor entity, agrees, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters for 180 days from the date of this prospectus.

Underwriter Warrants

The Company has agreed to issue to Spartan or its designees warrants (“Underwriter Warrants”) to purchase up to a total of eight percent (8%) of the shares of common stock sold in this offering (excluding the shares sold through the exercise of the over-allotment option). Such warrants and underlying shares of common stock are included in this prospectus. The Underwriter Warrants are immediately exercisable upon issuance at an exercise price of $5.50 per share (110% of the initial public offering price) for a period of five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110.

The Underwriter Warrants may be exercised as to all, or a lesser number of shares of common stock, and will provide for cashless exercise and will contain provisions for one demand and unlimited “piggyback” registration rights, for a period of no greater than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation.

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Pursuant to FINRA Rule 5110(e), the Underwriter Warrants and any shares of common stock issued upon exercise of the Underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are registered on the registration statement of which this prospectus forms a part.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Nasdaq Listing

We have applied to have our shares of common stock listed on Nasdaq under the symbol “SCRP”. We will not consummate this offering unless our common stock is approved for listing on Nasdaq. There is no established public trading market for the common stock and there is no assurance that a market will develop.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

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●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Company’s common stock or preventing or retarding a decline in the market price of its common stock. As a result, the price of the Company’s common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Company’s common stock. These transactions may be affected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in the Company’s common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters of U.S. federal securities law related to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

64

EXPERTS

The financial statements included in this registration statement as of December 31, 2022 and 2021, have been included herein in reliance upon the report of M & K CPAS, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www.4saferx.com and http://www.scrippssafe.com,. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

65

1,200,000 Shares of Common Stock

PROSPECTUS

Spartan Capital Securities, LLC

, 2022

Until and including                   , 2023 (25 days after the date of this prospectus), all dealers effecting transactions in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Scripps Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scripps Safe, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, change in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative cash flow from operations and stockholders’ deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, TX

May 15, 2023

F-2

SCRIPPS SAFE, INC

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$10,329	$227,932
Accounts receivable, net	33,484	56,964
Other current assets	21,086	647
Total current assets	64,899	285,543

NON-CURRENT ASSETS:
Right-of-use lease asset	108,863	-
Property, plant and equipment, net	5,280	7,963
Other assets	3,000	-
Total non-current assets	117,143	7,963

Total assets	$182,042	$293,506

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$112,671	$175,702
Lease liability - Current	21,050	-
Line of credit	46,845	-
Total current liabilities	180,566	175,702

Non-current liabilities:
Lease liability	89,088	-
Government grant	445,400	445,300
Notes payable, net of discount $5,694	164,306	-
Total non-current liabilities	698,794	445,300

Total liabilities	879,360	621,002

Stockholders’ deficit:
Common stock, par value $.01; 15,000,000 shares authorized; 15,000,000 shares and 15,000,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively,	150,000	150,000
Additional paid-in capital	(142,702)	(143,318)
Accumulated deficit	(704,616)	(334,178)
Total stockholders’ deficit	(697,318)	(327,496)

Total liabilities and stockholders’ deficit	$182,042	$293,506

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SCRIPPS SAFE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2022	2021
Sales	$708,256	$505,143
Total revenue	708,256	505,143
Cost of revenue	(413,612)	(354,768)
Gross profit	294,644	150,375

Operating expenses:

Depreciation	2,683	1,414
Selling, general and administrative	626,285	437,261
Total operating expenses	628,968	438,675

Loss from operations	(334,324)	(288,300)

Other income (expenses):
Other income	1,947	26,416
Interest expense	(26,755)	(6,720)
Amortization of debt discount	(11,306)	-
Total other income (expenses)	(36,114)	19,696

Loss from operations before income taxes	(370,438)	(268,604)

Provision for income taxes	-	-

Net loss	(370,438)	(268,604)

Basic and diluted net loss per share attributable to common stockholders	(0.02)	(0.02)

Basic and diluted weighted average common shares	15,000,000	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SCRIPPS SAFE, INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Share		Paid- in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2020	15,000,000	$150,000	$(143,318)	$(58,252)	$(51,570)

Shareholder’s distributions	-	-	-	(7,322)	(7,322)

Net loss	-	-	-	(268,604)	(268,604)

Balance, December 31, 2021	15,000,000	$150,000	$(143,318)	$(334,178)	$(327,496)

Shareholder’s contribution	-	-	616	-	616

Net loss	-	-	-	(370,438)	(370,338)

Balance, December 31, 2022	15,000,000	$150,000	$(142,702)	$(704,616)	$(697,318)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SCRIPPS SAFE, INC

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the	For the
	year ended	year ended
	December 31, 2022	December 31, 2021

Cash flows from operating activities:
Net income (loss)	$(370,438)	$(268,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,683	1,414
Amortization of debt discount	11,306	-
PPP Loan forgiveness	-	(22,532)
Changes in operating assets and liabilities:		-
Accounts receivable	23,480	(30,854)
Right-of-use asset	(108,863)	-
Other current assets	(20,439)	16,915
Other asset	(3,000)	-
Accounts payable and accrued liabilities	(108,534)	102,265
Deferred revenue	45,503	63,009
Right-of-use liabilities	110,138	-

Net cash (used in) operating activities	(418,164)	(138,387)

Cash flows from investing activities	-	-

Cash flows from financing activities:
Net proceeds from line of credit	46,845	-

Proceeds from SBA EIDL loan	100	314,700
Shareholders contributions	616	-
Shareholders distributions	-	(7,322)
Proceeds from long term payable	153,000	-

Net cash provided by financing activities	200,561	307,378

Net change in cash	(217,603)	168,991

Cash, beginning of period	227,932	58,941

Cash, end of period	$10,329	$227,932

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$4,490	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SCRIPPS SAFE, INC

Notes to Financial Statements for the years ended

December 31, 2022 and 2021

NOTE 1. ORGANIZATION, BACKGROUND, AND BASIS OF PRESENTATION

Scripps Safe, Inc (the “Company”), was formed under the laws of the state of Florida on October 1, 2012. On May 10, 2022 the Company entered into a share exchange agreement with Scripps Safe, Inc. formed under the laws of the state of Delaware on August 23, 2021. The Company operates as a leader of pharmaceutical security and storage solutions to prevent drug diversions in the healthcare environment. The Company is located in Naples, Florida.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Company’s financial statements and the notes thereto have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Segment Reporting

The Company operates as one segment, in which management uses one measure of profitability, and all the Company’s assets are located in the United States of America. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not have separately reportable segments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent. There are no cash equivalents at December 31, 2022 and December 31, 2021.

Concentrations of Credit Risk

The Company, from time to time during the years covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Accounts Receivable

Accounts receivables are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. The Company establishes provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. At December 31, 2022 and December 31, 2021, the amount of the net allowances for doubtful accounts were$8,384 and $0. The accounts receivable amounts are reflected net of allowances of $33,484 and $56,964 at December 31, 2022 and December 31, 2021, respectively.

F-7

Other Current Assets

Other current assets are comprised of amounts paid for direct parts and materials which had not been installed on jobs in progress. As of December 31, 2022 and December 31, 2021, amounts of $21,086 and $647 were awaiting to be installed on jobs in progress.

Property and Equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery and equipment	7 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the period which they are incurred. In situation where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of operations.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undisclosed expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property and equipment were recorded in operating expenses during the years ended December 31, 2022 and December 31, 2021.

F-8

Fair Value of Financial Instruments

Financial Accounting Standards Board guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Financial Accounting Standards Board guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the accompanying financial statements approximate fair values at December 31, 2022 and December 31, 2021, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“Topic 606”). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what the Company expect to receive in exchange for the transfer of goods or services to customers.

The Company recognizes revenue when the performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of the products is transferred upon delivered to the location specified by its customer. Revenue is measured as the amount of consideration that expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. Sales taxes and other similar taxes are excluded from revenue.

Revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters into contracts that may include various combinations of products and services which are generally capable of being distinct and accounted for as separate performance obligations.

Hardware. Hardware revenue from the sale of the Company’s devices is recognized when the Company transfers control to the customer, typically at the time when the product is shipped or installed, at which time the title passes to the customer, and there are no further performance obligations with regards to the hardware device. All of the Company’s revenue for the years ended December 31, 2022 and December 31, 2021 were derived from the sale of hardware.

PaaS and Other Services. When the Company generates PaaS subscription revenue it will be recognized over time on a ratable basis over the contract term beginning on the date that its service is made available to the customer. Subscription periods range from monthly to multi-year, with the majority of contracts being one to three years. The Company’s customers have an option to purchase the monitoring device or lease it over the term of the contract. If the customer purchases the hardware device, the Company recognizes the revenue at a point in time as discussed above in the hardware revenue recognition disclosure. Because the Company’s rental asset lease contracts qualify as operating leases under Accounting Standards Codification (“ASC”) 842, Leases (“ASC 842”), and the contracts also include services to operate the underlying asset, and to maintain the asset, the Company has elected the practical expedient to combine the lease and the non-lease components because the service is the predominant element in the eyes of the customer and the pattern of service delivery is the same for both elements. The Company will recognize revenue over time in a ratable basis over the term of the contract.

F-9

Product Warranties. The Company, through its vendors, provides a standard warranty for one year period of time and a right of return on defective products. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the product, and therefore is not a separate performance obligation and should be accounted for in accordance with ASC 460, Guarantees.

Professional services revenue. From time to time, the Company enters into special engineering design service agreements. Revenues from engineering design services are designed to meet specifications of a particular product, and therefore do not create an asset with an alternative use. The Company will recognize revenue based on the achievement of certain applicable milestones and the amount of payment the Company believes it is entitled to at the time.

If a customer pays consideration or the Company has a right to an amount of consideration that is unconditional, before the Company transfers a good or service to the customer, the Company records the deferred revenue when the payment is made or a receivable is recorded, whichever is earlier. A deferred revenue is the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration, or an amount of consideration is due, from the customer. The Company’s deferred revenue are primarily resulted from the performance obligation identified in sales order, which the revenue will be recognized when future goods or services are transferred.

Cost of Goods Sold

Cost of goods sold includes direct parts, material, labor cost and manufacturing overhead and reserves for estimated warranty cost.

Income Taxes

The Company elected under the Internal Revenue Code to be taxed as an S Corporation. Subchapter S Corporations do not pay entity level taxes; results of operations are reported to the member for inclusion in personal tax return. Accordingly, the Company is not subject to Federal and state income taxes and makes no provision for income taxes in its financial statements.

The Company’s tax return and the amount of allocable Company profits and losses are subject to examination by state and Federal authorities. If such examinations result in changes to the Company’s profits and losses, the tax liability of the shareholders could be changed accordingly.

In accordance with authoritative guidance under U.S. GAAP on accounting for and disclosure of uncertainty in tax positions, the Manager determines whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting this more likely than not threshold, the tax amount recognized in the combined financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

Earnings Per Share

Basic net earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net income per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises that are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation. During the years ended December 31, 2022 and December 31, 2021, the Company has neither common stock equivalents nor stock options and other stock-based awards. Therefore, basic and diluted earnings per share was the same in all periods presented.

F-10

Advertising

The Company conducts advertising for the promotion of the products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred. The Company recorded advertising expense of $59,855 and $47,799 for the years ended December 31, 2022 and 2021, respectively.

Recently adopted accounting pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The amendments in this update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The main difference between Topic 842 and Topic 840 is the recognition of lease assets and lease liabilities for those leases classified as operating leases under Topic 840. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model in Topic 842, the effect of leases in the statement of operations and the statement of cash flows is largely unchanged from previous GAAP. The guidance is effective for fiscal years beginning after December 15, 2018, including interim reporting periods within that reporting period, for public business entities. In June 2020, the FASB postponed the effective date of the new lease standard, which will become effective after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, for entities other than public and Not-for-profit entities. The Company elected to adopt the new lease standard as of the effective date applicable to non-issuers and implemented the new lease standard on January 1, 2022, using the modified retrospective method. The adoption of ASC 842 resulted in recognition of right of use (“ROU”) assets of US$135,182 and right of use liabilities of US$135,182 upon the adoption date. The Company elected the package of practical expedients permitted under the transition guidance with ASC 842, which among others, allows the Company to carry forward certain historical conclusions reached under Topic 840 regarding lease identification, classification, and the accounting treatment of initial direct costs. The Company is elected not to record assets and liabilities on its consolidated balance sheet for new or existing lease arrangements with terms of 12 months or less. The Company recognizes lease expenses for such leases on a straight-line basis over the lease term. In addition, the Company elected the land easement transition practical expedient and does not reassess whether an existing or expired land easement is a lease or contains a lease if it has not historically been accounted for as a lease.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. The new guidance also requires the if-converted method to be applied for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company has adopted ASU 2020-06 in the current fiscal year.

Going Concern

The Company has incurred continuing losses from its operations and has an accumulated deficit of $704,616. There are no assurances the Company will be able to raise capital on acceptable terms or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its business, which could harm its financial condition and operating results.

F-11

These conditions raise substantial doubt about the Company’s ability to continue ongoing operations. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3. ACCOUNTS RECEIVABLE

Accounts receivable and allowance for doubtful accounts consisted of the following:

	December 31,	December 31,
	2022	2021

Accounts receivable	$41,868	$56,964
Less: allowance for doubtful accounts	(8,384)	-
Net accounts receivable	$33,484	$56,964

NOTE 4. OTHER CURRENT ASSETS

Other current assets consisted of the following:

	December 31, 2022	December 31, 2021

Deferred cost of goods sold	$21,086	$647
Less: allowance for doubtful accounts	-	-
Deferred cost of goods sold, net balance	21,086	647
Other asset	$-	$-
Total	21,086	647

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,	December 31,
	2022	2021

Machinery and equipment, at cost	$9,900	$9,900
Accumulated depreciation	(4,620)	(1,937)
Property and equipment, net	$5,280	$7,963

Depreciation expense totaled $2,683 and $1,414 for the years ended December 31, 2022 and December 31, 2021, respectively.

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities amounted to $112,671 and $175,702 as of December 31, 2022 and December 31, 2021, respectively. Accounts payable consisted of payroll liabilities and related costs. Accrued liability is mainly accrued interest of the Economic Injury Disaster Loan (“EIDL”) loan (see Note 8), credit cards, refund liability and deferred revenue (see Note 7).

F-12

	December 31, 2022	December 31, 2021

Credit Cards	$44,473	$21,451
Refund Liability	-	74,384
Deferred Revenue	17,506	63,009
Payroll liabilities	24,206	-
Payroll tax liabilities	84	7,441
Accrued interest	25,978	9,417
Other liabilities	424	-
Net balance	$112,671	$175,702

NOTE 7. DEFERRED REVENUE

Deferred revenue primarily consisted of advance payments from customers prior to the transfer of goods or services by the Company. The payment amounts and timing vary depending on the product, and the location of delivery. Deferred revenue is included in current liabilities until refunded or performance obligations have been met. See Note 6, deferred revenue is included in accounts payable and accrued liabilities.

	December 31,	December 31,
	2022	2021

Deferred revenue - beginning of year	$63,009	$-
Net change in time frame for a performance obligation (satisfied)/ to be satisfied	(45,503)	63,009
Deferred revenue - end of year	$17,506	$63,009

NOTE 8. NOTES PAYABLE

On June 24, 2020, the Company was approved to receive a loan of $130,600 under the Economic Injury Disaster Loan (“EIDL”). The EIDL is a Small Business Administration (“SBA”) loan that provides qualifying businesses with 6 months of working capital. The first payment has been deferred by the SBA for twelve months from the date of the note. The EIDL has a fixed annual interest rate of 3.75% for 30 years.

On May 1, 2020, the Company received loan proceeds of $22,532 under the Payroll Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities. The Company used the proceeds for eligible purposes and was informed in April 2021 that the Small Business Administration approved their loan forgiveness applicable, and the loan balance was forgiven in full.

On June 24, 2020, the Company received loan proceeds of $130,700 under the EIDL. On September 28, 2021, the Company received additional loan proceeds of $314,700 under the EIDL. The total EIDL loan to the Company is $445,400. The EIDL is a SBA loan that provides qualifying businesses with six months of working capital. The first payment has been deferred by the SBA for twelve months from the date of the note. The EIDL has a fixed interest rate of 3.75% APR for 30 years. The monthly payment is $2,245.00.

On June 15, 2022, the Company established a line of credit with Headway Capital for a maximum draw of up to $60,600. This line of credit is to cover working capital. The balance as of December 31, 2022 was $46,845, with a periodic monthly interest rate of 3.33%.

F-13

On August 4, 2022, the Company entered into a loan agreement (the “Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”) for a loan of up to $250,000 to help pay certain offering expenses. As funds are advanced, the Company will issue a promissory note (the “Note”) for the amount advanced plus a 10% original issue discount. The Note is on February 15, 2023, subject to the Company’s right to extend the note two times for three months each by issuing the investor 10,000 shares of the Company’s common stock on each extension. The Investor has the right to convert the unpaid principal amount and interest on the Note into shares of common stock at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. In connection with the Loan Agreement, the Investor will receive warrants to purchase up to 200,000 shares of common stock (based on a $200,000 investment) at $2.00 per share for a period of five years (the “Warrant”). The Investor was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. If after sixty (60) days of this offering (i) a registration statement for the common stock underlying the Warrants has gone effective, and is still effective, (ii) the 20-day volume-weighted daily average price of the Company’s common stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an event of default under the Note has not occurred, then the Company will have the option for thirty (30) days to elect to call the Investor’s unexercised Warrants at a price per Warrant equal to $0.10 per Warrant; provided that, the Company provides the Investor with written notice of its intent to redeem, and the Investor has thirty (30) days after receipt of notice to elect to exercise the Warrants. The Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price. During the year ended December 31, 2022, the Company received loan proceeds of $170,000, with an original issuance discount of $170,000. The balance of the debt unamortized debt discount as of December 31, 2022 $5,694. During the year ended December 31, 2022, the Company   recorded amortization of debt discount of $11,306.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the Note, pursuant to which the balance under the note may be converted into the Company’s common stock immediately upon the completion of the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the balance under the note being convertible into common stock immediately upon issuance.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the GT Warrant, pursuant to which the GT Warrants will not be exercisable until the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the GT Warrant being exercisable into common stock immediately upon issuance.

Both the warrant and the note were amended effective as of the inception of the warrant and note. Since the exercise of the warrant and conversion of the note are contingent on the planned IPO no value for the warrants or conversion feature has been accounted for as of December 31, 2022. Additionally, the Company has adopted ASU 2020-06 and therefore does not need to evaluate the potential beneficial conversion feature embedded in the note.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Leases

The Company has an operating lease for an office lease in Naples, Florida with an initial term of 24 months. Base monthly rent was approximately $2,100 per month plus net operating expenses and expired in April 2022. The Company currently leases their space in Naples, FL month-to-month for $2,300 per month.

The Company also has a three-year lease agreement for 5,000 sq feet of office space at 100 Technology Way, Jeffersonville, IN 47130 for a monthly base rent of around $2,300 beginning May 1, 2022, with an option to renew. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. As of December 31, 2022, the Company recorded right of use liabilities of $110,138 and right of use asset of $108,863, respectively.

F-14

Legal Proceedings

From time to time, the Company may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect the Company’s financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect the Company due to legal costs and expenses, diversion of management attention and other factors. The Company expenses legal costs in the period incurred. The Company cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against the Company    in the future, and these matters could relate to prior, current or future transactions or events. As of December 31, 2022 and December 31, 2021, there were no pending or threatened litigation against the Company.

NOTE 10. INCOME TAXES

The Company is elected to be taxed as an S Corporation for federal income tax purposes. As a result, its taxable income and loss are passed through to the shareholders at the end of each tax year.

On December 20, 2017, the US Congress passed the Tax Cut and Jobs Act. The new law was effective in 2018 and among its many provisions may impose additional reporting requirements on the Company. ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

NOTE 11. SUBSEQUENT EVENTS

In February thru March 2023, the Company offered shares in a private placement. The company issued 267,500 shares at the price of $2.00/share, raising a total of $535,000.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee*	$15,000
Legal fees and expenses*	$465,000
Accounting fees and expenses*	$120,000
Miscellaneous fees and expenses*	$160,000
Total*	$760,000

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 15. Recent Sales of Unregistered Securities.

On August 4, 2022, we entered into a loan agreement (the “Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”) for a loan of up to $250,000 to help us pay certain offering expenses. As funds are advanced, the Company will issue a promissory note (the “Note”) for the amount advanced plus a 10% original issue discount. The Note is on February 15, 2023, subject to the Company’s right to extend the note two times for three months each by issuing the investor 10,000 shares of the Company’s common stock on each extension. The Investor has the right to convert the unpaid principal amount and interest on the Note into shares of common stock at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. In connection with the Loan Agreement, the Investor will receive warrants to purchase up to 200,000 shares of common stock (based on a $200,000 investment) at $2.00 per share for a period of five years (the “Warrant”). The Investor was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. If after sixty (60) days of this offering (i) a registration statement for the common stock underlying the Warrants has gone effective, and is still effective, (ii) the 20-day volume-weighted daily average price of the Company’s common stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an event of default under the Note has not occurred, then the Company will have the option for thirty (30) days to elect to call the Investor’s unexercised Warrants at a price per Warrant equal to $0.10 per Warrant; provided that, the Company provides the Investor with written notice of its intent to redeem, and the Investor has thirty (30) days after receipt of notice to elect to exercise the Warrants. The Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the Note, pursuant to which the balance under the note may be converted into the Company’s common stock immediately upon the completion of the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the balance under the note being convertible into common stock immediately upon issuance.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the GT Warrant, pursuant to which the GT Warrants will not be exercisable until the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the GT Warrant being exercisable into common stock immediately upon issuance.

In February thru March 2023, the Company offered shares in a private placement. The company issued 267,500 shares at the price of $2.00 per share, raising a total of $535,000.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

II-1

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of Registrant
3.7**	Amended Bylaws of Registrant
3.8*	Amended and Restated Bylaws of Registrant, to be effective upon completion of this offering
4.1*	Form of Common Stock
4.2*	Form of Underwriter Warrant
5.1*	Legal Opinion of Sichenzia Ross Ference LLP
10.1**	Employment Agreement between Scripps Safe, Inc. and Jacqueline von Zwehl, dated April 1, 2022
10.2**	Business Service Development Agreement between Scripps Safe, Inc. and Gerald R. Newman, dated August 6, 2021
10.3**	Service Agreement between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 9, 2021
10.4**	Amendment No. 1 to Business Service Development Agreement between Scripps Safe, Inc. and Gerald R. Newman, dated July 13, 2022
10.5**	Loan Agreement between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 4, 2022
10.6**	Amendment No. 1 to Convertible Note between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated November 16, 2022
10.7**	Amendment No. 1 to Warrant between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 4, 2022
23.1	Consent of M & K CPAS, PLLC
23.2*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.1)
24.1**	Power of Attorney.
107**	Filing Fee Table

* To be filed by amendment

** Previously filed

66

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Naples, Florida, on the [__] day of [__], 2023.

SCRIPPS SAFE, INC.

By:	/s/ Jacqueline von Zwehl
Jacqueline von Zwehl
Chief Executive Officer, Chairman of the Board of Directors and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Jacqueline von Zwehl	Chief Executive Officer, Chairman of the Board of Directors and	[___], 2023
Jacqueline von Zwehl	Director (Principal Executive Officer)

/s/ Craig Steinhoff*	Chief Financial Officer	[___], 2023
Craig Steinhoff	(Principal Financial and Accounting Officer)

/s/ James Egan*	Director	[___], 2023
James Egan

/s/ Tim Theriault*	Director	[___], 2023
Tim Theriault

/s/ Steven Ruhl*	Director	[___], 2023
Steven Ruhl

/s/ Doug Balog*	Director	[___], 2023
Doug Balog

* By:	/s/ Jacqueline von Zwehl
Attorney-in-fact

67

PRELIMINARY PROSPECTUS

SCRIPPS SAFE, INC.

1,200,000 Shares

SPARTAN CAPITAL SECURITIES, LLC

          , 2023

Through and including [__], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [___] 2023

[___] Shares of

Common Stock

Scripps Safe, Inc.

This prospectus relates to 1,807,500 shares of common stock of Scripps Safe, Inc. (the “Company”, “we”, “us”, “our”) that may be sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders must sell their shares at a fixed price per share of $5.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of 1,200,000 shares of common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

The 1,807,500 shares of common stock offered by the selling stockholders is defined herein as the “Resale Shares.”

We intend to apply to list our shares of common stock for trading on the Nasdaq Capital Market, subject to official notice of issuance, under the symbol “SCRPS.” No assurance can be given that our application will be approved. The consummation of this offering is conditioned on obtaining Nasdaq approval.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on The Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on The Nasdaq Capital Market. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

THE OFFERING

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with an initial public offering of 1,200,000 shares of common stock through the underwriters. Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

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[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares.

We have no specific plan for such proceeds except to generate funds for working capital and general corporate purposes. We will have broad discretion in the way that we use these proceeds.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in the table below of up to 1,807,500 shares of our common stock (the “Resale Shares”). The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The selling stockholders may sell some, all, or none of the Resale Shares. Unless otherwise indicated in the footnotes to the table below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of Resale Shares as of [May 3, 2023].

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (%)(1)

Gerry Newman	640,000	7.06%
Greentree Financial Group Inc.	340,000	3.75%
Charles C. Churchwell	55,000	*
Willi-Alexander Fernand Hoffmann Revocable Trust of 2022	25,000	*
Joseph G. Florea	50,000	*
Vilma Terezi	10,000	*
Ajit Attavar	25,000	*
Christopher von Zwehl(2)	595,000	6.56%
Jeff Henderson	15,000	*
Matt Wise	12,500	*
David Lawrence Centers	20,000	*
Christian Foundation	20,000	*

*Represents beneficial ownership of less than one percent.

(1)	Applicable percentage ownership after to this offering is based on 9,062,500 shares of common stock deemed to be outstanding as of May 3, 2023.
(2)	Christopher von Zwehl is an executive of the Company and the spouse of the Company’s Chief Executive Officer.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference LLP.

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PRELIMINARY PROSPECTUS

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

SEC registration fee	$	[__]
FINRA filing fee	$	[__]
NASDAQ listing fee	$	[__]
Legal fees and expenses	$	[__]
Accounting fees and expenses	$	[__]
Transfer agent and registrar fees	$	[__]
Miscellaneous fees and expenses	$	[__]
Total	$	[__]

All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee, the NASDAQ listing fee and the FINRA filing fee.

**	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Issuances of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

Item 15. Recent Sales of Unregistered Securities   .

On August 4, 2022, we entered into a loan agreement (the “Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”) for a loan of up to $250,000 to help us pay certain offering expenses. As funds are advanced, the Company will issue a promissory note (the “Note”) for the amount advanced plus a 10% original issue discount. The Note is on February 15, 2023, subject to the Company’s right to extend the note two times for three months each by issuing the investor 10,000 shares of the Company’s common stock on each extension. The Investor has the right to convert the unpaid principal amount and interest on the Note into shares of common stock at a price equal to 70% of the lowest closing price for the last five (5) trading days immediately prior to but not including the date of conversion. In connection with the Loan Agreement, the Investor will receive warrants to purchase up to 200,000 shares of common stock (based on a $200,000 investment) at $2.00 per share for a period of five years (the “Warrant”). The Investor was granted registration rights for a registration statement in connection with a subsequent offering, subject to certain exceptions. If after sixty (60) days of this offering (i) a registration statement for the common stock underlying the Warrants has gone effective, and is still effective, (ii) the 20-day volume-weighted daily average price of the Company’s common stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an event of default under the Note has not occurred, then the Company will have the option for thirty (30) days to elect to call the Investor’s unexercised Warrants at a price per Warrant equal to $0.10 per Warrant; provided that, the Company provides the Investor with written notice of its intent to redeem, and the Investor has thirty (30) days after receipt of notice to elect to exercise the Warrants. The Warrants also contain an anti-dilution provision which proportionately adjusts the exercise price of the Warrants if the Company issues common stock or securities convertible into common stock at a price per share less than the exercise price.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the Note, pursuant to which the balance under the note may be converted into the Company’s common stock immediately upon the completion of the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the balance under the note being convertible into common stock immediately upon issuance.

On November 16, 2022, the Note was the Company and the Investor entered into amendment to the GT Warrant, pursuant to which the GT Warrants will not be exercisable until the Company’s initial public offering or some other event that results in the Company’s common stock becoming publicly traded as opposed to the GT Warrant being exercisable into common stock immediately upon issuance  .

In February and March 2023, the Company offered shares in a private placement. The Company issued 267,500 shares at the price of $2.00 per share, raising a total of $535,000.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of Registrant
3.7**	Amended Bylaws of Registrant
3.8*	Amended and Restated Bylaws of Registrant, to be effective upon completion of this offering
4.1*	Form of Common Stock
4.2*	Form of Underwriter Warrant
5.1*	Legal Opinion of Sichenzia Ross Ference LLP
10.1**	Employment Agreement between Scripps Safe, Inc. and Jacqueline von Zwehl, dated April 1, 2022
10.2**	Business Service Development Agreement between Scripps Safe, Inc. and Gerald R. Newman, dated August 6, 2021
10.3**	Service Agreement between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 9, 2021
10.4**	Amendment No. 1 to Business Service Development Agreement between Scripps Safe, Inc. and Gerald R. Newman, dated July 13, 2022
10.5**	Loan Agreement between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 4, 2022
10.6**	Amendment No. 1 to Convertible Note between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated November 16, 2022
10.7**	Amendment No. 1 to Warrant between Scripps Safe, Inc. and Greentree Financial Group, Inc., dated August 4, 2022
23.1	Consent of M & K CPAS, PLLC
23.2*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.1)
24.1**	Power of Attorney.
107**	Filing Fee Table

*	Previously Filed.

**	Filed herewith

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Naples, Florida, on the [__] day of [__], 2023.

SCRIPPS SAFE, INC.

By:	/s/ Jacqueline von Zwehl
Jacqueline von Zwehl
Chief Executive Officer, Chairman of the Board of Directors and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Jacqueline von Zwehl	Chief Executive Officer, Chairman of the Board of Directors and Director	[___], 2023
Jacqueline von Zwehl	(Principal Executive Officer)

/s/ Craig Steinhoff*	Chief Financial Officer	[___], 2023
Craig Steinhoff	(Principal Financial and Accounting Officer)

/s/ James Egan*	Director	[___], 2023
James Egan

/s/ Tim Theriault*	Director	[___], 2023
Tim Theriault

/s/ Steven Ruhl*	Director	[___], 2023
Steven Ruhl

/s/ Doug Balog*	Director	[___], 2023
Doug Balog

* By:	/s/ Jacqueline von Zwehl
Attorney-in-fact

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